1838 INTERNATIONAL EQUITY FUND
--------------------------------------------------------------------------------

                                                                   June 25, 1998

TO THE SHAREHOLDER:

The net asset value per share of your Fund was $13.28 as of April 30, 1998. This represents an appreciation of 10.76% for the six month period since October 31, 1997. Including the distributions of dividend and capital gains during December 1997, the total return on shares in the Fund was 17.3%. This return compares favorably with the EAFE benchmark return of 15.4% for the six month period ending April 30, 1998. Over the 12 month period ending April 30, 1998, the total return for shares in the Fund was 24.6%, while the benchmark return was 18.9%.

Overseas markets were quite volatile during the last six months, particularly so in the Far East, where economic weaknesses were exposed. After decades of high economic growth in the region, large current account deficits, inflated property and equity markets, pegged exchange rate regimes co-existed with weak financial management and oversight. The crisis of confidence, which started with the devaluation of the Thai Baht in July 1997, eventually led to dramatic declines of the currencies and stock markets in the Far East. Combined losses from a dollar investors' perspective of investments in local equities were up to 70-90% of values a year before. Starting in January this year, a rapid bounce in the currency and stock markets provided short term gains of close to 100%, before a second decline set in during April on the realization that economic recovery will take years. Requirements for recovery include restructuring and recapitalizing of the financial sectors, restructuring of corporate balance sheets and stabilization of local currencies, including the Yen. Although convinced of the long term growth potential of the region, we have held -- relative to the benchmark -- low exposure to stock markets in the area, as we believe it will take time for local companies' earnings to show a sustainable recovery. We also feel that through investments in selected European and American based multinationals, we have a lower risk-entry into the recovery of economic growth in the East.

Over 70% of the Fund's assets are held in the European markets, where earnings growth is exceeding expectations. We expect this earnings growth to continue for several more years, driven by corporate restructuring, the strength of the dollar and lowering of taxes. Europe is the source of high absolute returns for your Fund at this time. We reduced our exposure to Latin American markets, which suffered from the contagion effect of the crisis in the Far East. Investors shy away from emerging markets in general. We maintain our policy of investing in market leaders with strong management and solid balance sheets. We see plenty of opportunities for growth in today's markets.

                                         Sincerely,

                                         Hans van den Berg
                                         Vice President and Portfolio Manager

------------------------------------
6/98.  Shares  of  the  1838  International   Equity  Fund  are  distributed  by
Declaration Distributors, Inc.

1838 INTERNATIONAL EQUITY FUND
--------------------------------------------------------------------------------

1838 INTERNATIONAL EQUITY FUND
SCHEDULE OF NET ASSETS (UNAUDITED)                                APRIL 30, 1998
--------------------------------------------------------------------------------

                                                                                                            Value
                                                                                          Shares          (Note 2)
                                                                                         ---------       -----------
COMMON STOCK -- 98.26%
ARGENTINA -- 0.79%
  Banco de Galicia Y Buenos Aires S.A.
    DE C.V.                                Banking...........................               19,975       $   489,388
                                                                                                         -----------

AUSTRALIA--0.92%
  National Australia Bank, Ltd.            Banking...........................               39,873           566,739
                                                                                                         -----------

BRAZIL -- 0.98%
  Telecomunicacoes Brasileiras S.A. ADR    Telecommunications................                5,000           609,062
                                                                                                         -----------

CANADA -- 0.95%
  Canadian Pacific, Ltd.                   Transportation....................               20,000           588,750
                                                                                                         -----------

CHILE -- 0.81%
  Cia DE Telecommunicaciones DE Chile
    S.A.                                   Telecommunications................               20,000           501,250
                                                                                                         -----------

FINLAND -- 1.62%
  Nokia Corp. ADR                          Telecommunications................               15,000         1,003,125
                                                                                                         -----------

FRANCE -- 11.26%
  Accor FF 100                             Lodging...........................                2,500           680,897
  Alcatel Alsthom                          Telecommunications................                4,500           833,776
  AXA, Inc.                                Insurance.........................                8,500           997,208
  Cap Gemini                               IT Services.......................                5,000           648,908
  Lafarge                                  Cement............................                7,500           707,900
  Rhone Poulenc                            Chemicals.........................               11,693           571,457
  Schlumberger, Ltd.                       Exploration Services..............               10,000           828,750
  Societe Generale                         Banking & Financial Services......                3,634           756,052
  Total S.A. (B Shares)                    Oil & Gas Exploration.............                8,000           950,513
                                                                                                         -----------
                                                                                                           6,975,461
                                                                                                         -----------

GERMANY -- 7.93%
  Adidas AG                                Sportswear........................                4,000           663,137
  Deutsche Lufthansa AG                    Airlines..........................               35,000           832,822
  GEA ADR                                  Engineering.......................                1,800           728,225
  Mobilcom AG                              Telecommunications................                  750           552,940
  SAP ADR                                  Computers & Software..............                7,000         1,162,579
  Veba AG                                  Electric Utility..................                8,000           528,727
  Volkswagen AG                            Automobile Manufacturer...........                  750           445,110
                                                                                                         -----------
                                                                                                           4,913,540
                                                                                                         -----------

                       See notes to financial statements.

1838 INTERNATIONAL EQUITY FUND
SCHEDULE OF NET ASSETS (UNAUDITED) -- CONTINUED                   APRIL 30, 1998
--------------------------------------------------------------------------------

                                                                                                            Value
                                                                                          Shares          (Note 2)
                                                                                         ---------       -----------
HONG KONG -- 4.62%
  China Resources Enterprise, Ltd.         Real Estate.......................              200,000       $   343,399
  Citic Pacific, Ltd.                      Holding Company...................               90,000           276,526
  HSBC Holdings                            Financial Services................               42,125         1,201,847
  Huaneng Power Int'l., Inc. ADR*          Electric Utilities................               22,000           484,000
  Hutchinson Whampoa, Ltd.                 Diversified.......................               90,000           556,538
                                                                                                         -----------
                                                                                                           2,862,310
                                                                                                         -----------

INDIA -- 0.46%
  Videsh Sanchar Nigam, Ltd.               Telecommunications................               25,000           284,375
                                                                                                         -----------

INDONESIA -- 0.00%
  PT Bank Int'l. Indonesia                 Banking...........................                  420                 5
                                                                                                         -----------

IRELAND -- 1.07%
  Allied Irish Banks                       Banking...........................                8,000           664,000
                                                                                                         -----------

ITALY -- 5.10%
  Credit Italiano                          Banking...........................              150,000           788,115
  ENI                                      Oil Refining......................               10,000           661,250
  Telecom Italia Mobile Spa                Telecommunications................              300,000         1,709,980
                                                                                                         -----------
                                                                                                           3,159,345
                                                                                                         -----------

JAPAN -- 17.09%
  Advantest Corp.                          Electronics.......................                6,930           466,790
  Aiful Corp.                              Consumer Finance..................               11,000           729,282
  Denny's Japan, Inc.                      Restaurants.......................               22,000           566,109
  Fuji Photo Film                          Photo Film Manufacturer...........               13,000           472,875
  Honda Motor Corp.                        Automobile Manufacturer...........               16,000           581,246
  KAO Corp.                                Household Goods...................               44,000           647,695
  Mineba Co.                               Bearings Manufacturer.............              100,000         1,120,109
  Nintendo Company, Ltd.                   Entertainment.....................                5,000           459,396
  Nomura Securities Co.                    Securities Broker.................               37,000           452,244
  Rohm Co., Ltd.                           Electronics.......................                5,000           565,352
  Sony Corp.                               Electronics.......................               17,000         1,416,560
  Takeda Chemicals Industries              Pharmaceuticals...................               44,000         1,258,760
  TDK Corp.                                Electronic Components.............                3,634           633,316
  Toyo Trust & Banking Co., Ltd.           Banking...........................                3,634           436,502
  Toppan Forms                             Printing..........................                3,634           300,840
  Yamoto Transport Co., Ltd.               Transport.........................                8,000           474,987
                                                                                                         -----------
                                                                                                          10,582,063
                                                                                                         -----------

                       See notes to financial statements.

1838 INTERNATIONAL EQUITY FUND
SCHEDULE OF NET ASSETS (UNAUDITED) -- CONTINUED                   APRIL 30, 1998
--------------------------------------------------------------------------------

                                                                                                            Value
                                                                                          Shares          (Note 2)
                                                                                         ---------       -----------
KOREA -- 0.01%
  Korea Mobile Telecom ADR                 Communications....................                  556       $     4,135
                                                                                                         -----------

MEXICO -- 1.29%
  Panamerican Beverages (A Shares)         Bottling..........................               20,000           797,500
                                                                                                         -----------

NETHERLANDS -- 8.69%
  Aeogon N.V.                              Insurance.........................               10,307         1,336,518
  Akzo N.V.                                Chemicals.........................                4,000           813,660
  ASM Lithography Holdings N.V.            Electronics.......................               10,000           907,696
  ING Group, N.V.                          Financial Services................               10,000           649,839
  Koninklijke Ahold N.V.                   Retail Food Distributor...........               24,909           776,673
  Phillips Electronics N.V.                Electronics.......................               10,000           900,000
                                                                                                         -----------
                                                                                                           5,384,386
                                                                                                         -----------

PORTUGAL -- 1.05%
  BPI-SGPS S.A.                            Banking...........................               14,000           650,720
                                                                                                         -----------

SINGAPORE -- 0.62%
  Singapore Press Holdings                 Publishing........................               26,000           385,854
                                                                                                         -----------

SPAIN -- 3.75%
  Banco Santander S.A.                     Banking...........................               25,000         1,320,408
  Telefonica de Espana ADR                 Telecommunication Equipment.......                8,000           999,500
                                                                                                         -----------
                                                                                                           2,319,908
                                                                                                         -----------

SWEDEN -- 2.48%
  Nordbanken Holdings AB                   Banking...........................               90,000           662,893
  Telefonaktiebolaget LM Ericsson ADR      Telecommunication Equipment.......               17,000           874,438
                                                                                                         -----------
                                                                                                           1,537,331
                                                                                                         -----------

SWITZERLAND -- 9.66%
  Adecco S.A.                              Business Services.................                2,500         1,091,740
  Ciba Specialty Chemicals AG*             Chemicals.........................                6,000           726,048
  Nestle S.A. ADR                          Food Processing...................               11,300         1,096,143
  Novartis AG (Bearer Shares)              Pharmaceuticals...................                  300           496,033
  Novartis AG (Regular Shares)             Pharmaceuticals...................                  426           706,639
  Schweizerische Bankgesellschaft          Banking...........................                  400           644,310
  Zurich Versicherungsgesellschaft ADR*    Insurance.........................               10,000         1,218,715
                                                                                                         -----------
                                                                                                           5,979,628
                                                                                                         -----------

                       See notes to financial statements.

1838 INTERNATIONAL EQUITY FUND
SCHEDULE OF NET ASSETS (UNAUDITED) -- CONTINUED                   APRIL 30, 1998
--------------------------------------------------------------------------------

                                                                                                            Value
                                                                                          Shares          (Note 2)
                                                                                         ---------       -----------
TAIWAN -- 0.99%
  Taiwan Semiconductor Manufacturing Co.   Electronics.......................               25,000       $   614,062
                                                                                                         -----------
UNITED KINGDOM -- 16.12%
  Barratt DEV plc                          Building & Construction...........              125,000           669,845
  British Aerospace plc                    Aerospace.........................               43,000         1,440,796
  British Telecommunications ADR           Telecommunications................                8,000           867,500
  Kingfisher plc                           Retail Department Stores..........               55,419         1,001,661
  Lloyds TSB Group plc                     Banking...........................               55,209           828,477
  Prudential Group plc                     Insurance.........................               65,000           921,607
  Reed Int'l plc                           Publishing........................               66,000           583,210
  Siebe plc                                Machinery Manufacturer............               53,000         1,203,405
  Smithkline Beecham plc                   Pharmaceuticals...................               96,000         1,150,072
  Vodafone Group plc ADR                   Telecommunications................               12,000         1,319,250
                                                                                                         -----------
                                                                                                           9,985,823
                                                                                                         -----------
      TOTAL COMMON STOCK
         (COST $46,075,536) -- 98.26%.............................................................        60,858,760
                                                                                                         -----------

COMMERCIAL PAPER -- 3.49%
                                                                                            Par
                                                                                         ---------

American Express Credit Corp., 5.51%, 05/01/98 (Cost $2,160,000).............            2,160,000         2,160,000
                                                                                                         -----------

TOTAL INVESTMENTS (Cost $48,235,536)+ -- 101.75%..................................................       $63,018,760

OTHER ASSETS AND LIABILITIES, NET -- (1.75%)......................................................        (1,080,632)
                                                                                                         -----------

NET ASSETS -- 100.00%.............................................................................       $61,938,128
                                                                                                         ===========

* Non-income producing security.

+ The cost for federal income tax purposes. At April 30, 1998, net unrealized appreciation was $14,783,224.

ADR -- American Depository Receipt.

                       See notes to financial statements.

1838 SMALL CAP EQUITY FUND
--------------------------------------------------------------------------------

                                                                   June 25, 1998

TO THE SHAREHOLDER:

In the 1838 Small Cap Equity Fund's first six months of fiscal 1998 (November 1, 1997 through April 30, 1998) the North American equity market demonstrated a strong rebound from the Fall 1997 correction. During this period the Fund substantially outperformed its small cap benchmark, the Russell 2000 Index, appreciating 17.6% compared with 11.8% for the benchmark. The strong absolute and relative results persisted in both the first and second fiscal quarters. Although market leadership resided, substantially, in the broad technology and communications categories, which are sectors where the Fund, by virtue of its strict value disciplines, invests only on a limited basis, the broad sector diversification strategy which the Fund employs produced positive returns through strong stock selection. The Fund's aim is to capture the essence of a small cap appreciation phase, which it accomplished in the recent six month period, and then to hold on to those gains better than other small cap managers during sustained periods of correction or consolidations. This may be accomplished by adhering to the disciplined investment process explained below.

THE INVESTMENT PROCESS

The 1838 Small Cap Equity Fund employs a very disciplined investment process focused primarily upon a low price in relation to trailing twelve months' earnings (low P/E) screen. Accordingly, all stocks purchased for the Fund's portfolio will be small cap ($900 million of market float or less) and low P/E, defined as the lowest 40% of all stocks contained in The Compustat North American Database.

This small cap, low P/E investment style has been adopted because numerous studies have concluded that over the long term in North American equities markets, the smaller the company and the lower the trailing twelve months' P/E ratio, the better the performance will be in aggregate. A Prudential Securities study updated through 1997 confirms that over the last 22 years, the return of the lowest P/E stocks in the small cap universe exceeded that of the highest valued stocks by 2.6 times.

In reviewing stocks for inclusion in the Fund's portfolio, other fundamental and quantitative measures are observed and judged to be important in assisting with the decision-making process. The following aggregate analysis of the stocks held in the Fund at the end of April 1998 leads us to conclude that the fundamental characteristics of the holdings are stronger than those for the small cap benchmark in aggregate.

                                                             Summary Characteristics*
                                      ----------------------------------------------------------------------
                                                                                  Average        Average
                                        Average       Average      EPS Growth    Return on      Debt/Total
                                      Market Cap**   P/E Ratio      5 years      Equity***    Capitalization
                                      ------------  ------------  ------------  ------------  --------------
1838 Small Cap Fund.................    $437 MM        16.8x         22.6%         15.6%          34.5%
Russell 2000 Index..................    $660 MM        20.7x         15.0%         15.0%          38.9%

  * This chart represents the characteristics of the Fund's portfolio at April 1998.

 ** 1838 measures market float (excluding closely held shares) only in calculating equity capitalization for the Fund's holdings.

***  Past performance is not predictive of future results.

1838 SMALL CAP EQUITY FUND
--------------------------------------------------------------------------------

A comparison with similar studies in recent years suggests that these premium fundamental characteristics tend to be consistently maintained, relatively, over time.

During the first half of fiscal 1998, the Small Cap Equity Fund's list of top 10 performing stocks included a variety of companies in a broad number of industry sectors. That contrasts substantially with previous periods, when the various financial sectors provided substantial and persistent outperformance. Over the last year and a half the Fund has slowly reduced its exposure to the financial sectors due to their full valuations. Presently the largest relative, incremental new exposure in the portfolio can be found in the consumer sector. That increased exposure reflects the fact that stocks of companies that deal with the consumer are relatively inexpensive, and that consumer real income and the economy as a whole remain strong.

THE OUTLOOK

Through the first half of the Fund's 1998 fiscal year, investors seemed to shrug off the potential for earnings problems in U.S. companies. Such unbridled optimism would appear to be unwarranted as the domestic economy has experienced eight years of unrelenting though maturing expansion, and substantial economic contraction that has caused our Asian/Pacific trading partners to compete in a more aggressive manner. Within that framework the operating margins of U.S. companies seem likely to come under substantial pressure for the first time since the expansion began back in the early 1990s. The result is likely to include greater stock market volatility, as investors sort out the real and imagined winners and losers on a frequent basis. Recent studies have suggested that the valuation for small cap companies remains relatively depressed in relation to the biggest companies. In this confusing environment for many investors, you should know that the highly-disciplined, low P/E, value style implemented by the 1838 Small Cap Equity Fund will continue to search out quality companies at the lowest valuations in the same consistent manner it has employed since its inception in 1996.

                                         Sincerely,

                                         Edwin B. Powell
                                         Vice President and Portfolio Manager

------------------------------------
6/98. Shares of the 1838 Small Cap Equity Fund are distributed by Declaration Distributors, Inc.

1838 SMALL CAP EQUITY FUND
SCHEDULE OF NET ASSETS (UNAUDITED)                                APRIL 30, 1998
--------------------------------------------------------------------------------

                                                                                    Value
                                                                   Shares         (Note 2)
                                                                  ---------      -----------
COMMON STOCK -- 90.83%
AGRICULTURE, FORESTRY & FISHERIES -- 0.92%
    Sylvan, Inc.*...........................................         27,980      $   423,198
                                                                                 -----------

AMUSEMENT/RECREATION -- 1.86%
    Primadonna Resorts, Inc.................................         33,200          593,450
    Royal Olympic Cruise Lines..............................         14,300          262,762
                                                                                 -----------
                                                                                     856,212
                                                                                 -----------

FINANCE & INSURANCE -- 15.59%
  Insurance Carriers -- 12.57%
    Allamerica Financial Corp...............................          7,900          494,737
    E.W. Blanch Holdings, Inc...............................         14,670          513,450
    Enhance Financial Services Group, Inc...................          7,690          527,726
    ESG Re, Ltd.............................................         14,000          360,500
    Everest Re Holdings, Inc................................          7,625          314,531
    FPIC Insurance Group, Inc.*.............................         13,300          458,850
    Harleysville Group, Inc.................................         19,600          529,200
    HCC Insurance Holdings, Inc.............................         16,300          354,525
    Life USA Holding, Inc...................................         25,400          384,175
    Penn Treaty American Corp.*.............................          6,600          201,300
    Penncorp Financial Group, Inc...........................          9,800          254,800
    State Auto Financial Corp...............................          7,550          274,631
    Stirling Cooke Brown Holdings, Ltd......................         10,700          302,275
    The PMI Group, Inc......................................          5,300          430,625
    W.R. Berkley Corp.......................................          6,850          319,381
    Zenith National Insurance...............................          2,100           59,062
                                                                                 -----------
                                                                                   5,779,768
                                                                                 -----------

Savings, Credit & Other Financial Institutions -- 0.82%
    Long Island Bancorp, Inc................................          3,015          198,990
    Southern Pacific Funding Corp...........................         10,100          178,012
                                                                                 -----------
                                                                                     377,002
                                                                                 -----------
State & National Banks -- 2.20%
    Dime Community Bancorp, Inc.*...........................         17,100          483,075
    Riggs National Corp.....................................         12,600          363,038
    United Security Bancorporation*.........................          7,381          165,150
                                                                                 -----------
                                                                                   1,011,263
                                                                                 -----------
      TOTAL FINANCE & INSURANCE............................................        7,168,033
                                                                                 -----------

                        See notes to financial statements.

1838 SMALL CAP EQUITY FUND
SCHEDULE OF NET ASSETS (UNAUDITED) -- CONTINUED                   APRIL 30, 1998
--------------------------------------------------------------------------------

                                                                                    Value
                                                                   Shares         (Note 2)
                                                                  ---------      -----------
MANUFACTURING -- 49.68%
  Builder -- 1.55%
    Engle Homes.............................................         16,000      $   246,000
    Toll Brothers, Inc.*....................................         16,700          465,513
                                                                                 -----------
                                                                                     711,513
                                                                                 -----------
  Chemical & Allied Products -- 2.13%
    General Chemical Group, Inc.............................         20,885          582,169
    OM Group, Inc...........................................          9,000          398,813
                                                                                 -----------
                                                                                     980,982
                                                                                 -----------
  Computer & Office Equipment -- 1.02%
    Genicom Corp............................................         31,000          277,063
    Kentek Information Systems, Inc.........................         22,000          192,500
                                                                                 -----------
                                                                                     469,563
                                                                                 -----------
  Consumer Products -- 3.55%
    American Safety Razor Co.*..............................         15,930          288,731
    Block Drug Company, Inc.*...............................          5,623          236,869
    Global-Tech Appliance, Inc..............................         14,200          278,675
    Libbey, Inc.............................................         13,615          513,966
    Maxwell Shoe Company....................................         17,800          315,950
                                                                                 -----------
                                                                                   1,634,191
                                                                                 -----------
  Farm Machinery -- 0.47%
    CTB International Corp..................................         14,400          216,000
                                                                                 -----------
  Food & Beverage -- 0.51%
    M & F Worldwide Corp....................................         24,500          232,750
                                                                                 -----------
  Furniture, Fixtures & Appliances -- 3.76%
    American Woodmark Corp..................................         10,300          311,575
    Culp, Inc...............................................          9,900          188,100
    Fedders Corp. (A Shares)................................         36,040          193,715
    Furniture Brands International, Inc.*...................         18,600          546,375
    Holophane Corp.*........................................         14,100          387,750
    Royal Appliance Manufacturing Co.*......................         18,200          100,100
                                                                                 -----------
                                                                                   1,727,615
                                                                                 -----------
  Misc. Containers -- 2.80%
    Sea Containers, Ltd.....................................         12,600          475,650
    Silgan Holdings, Inc....................................         13,000          455,000
    US Can Corp.*...........................................         20,365          357,660
                                                                                 -----------
                                                                                   1,288,310
                                                                                 -----------

                       See notes to financial statements.

1838 SMALL CAP EQUITY FUND
SCHEDULE OF NET ASSETS (UNAUDITED) -- CONTINUED                   APRIL 30, 1998
--------------------------------------------------------------------------------

                                                                                    Value
                                                                   Shares         (Note 2)
                                                                  ---------      -----------
  Misc. Electrical Machinery, Equipment & Supplies -- 6.33%
    AVX Corp................................................         20,300      $   417,419
    Belden, Inc.............................................         10,000          414,375
    Burr-Brown Corp.*.......................................         27,318          831,492
    General Cable Corp......................................         20,900          947,031
    HMT Technology Corp.*...................................         23,000          299,000
                                                                                 -----------
                                                                                   2,909,317
                                                                                 -----------
  Misc. Fabricated Metal Products -- 4.01%
    Coastcast Corp.*........................................         22,900          492,350
    Delco Remy International, Inc...........................         23,400          374,400
    Doncasters plc ADR*.....................................          9,300          285,975
    Quanex Corp.............................................          8,200          240,362
    Wolverine Tube, Inc.*...................................         11,475          451,828
                                                                                 -----------
                                                                                   1,844,915
                                                                                 -----------
  Misc. Instrumentation -- 0.79%
    Fluke Corp..............................................         11,440          363,220
                                                                                 -----------
  Misc. Manufacturing Industries -- 1.04%
    Velcro Industries N.V...................................          4,180          478,610
                                                                                 -----------
  Paper & Paper Products -- 4.24%
    American Pad & Paper Co.*...............................         15,125          108,711
    Buckeye Technology, Inc.*...............................         32,680          759,810
    Paragon Trade Brands, Inc.*.............................         16,184          302,439
    Schweitzer-Mauduit International, Inc...................          8,710          289,608
    Shorewood Packaging Corp................................         18,900          490,219
                                                                                 -----------
                                                                                   1,950,787
                                                                                 -----------
  Precision Instruments & Medical Supplies -- 3.61%
    Del Global Technologies Corp.*..........................         32,600          399,350
    Haemonetics Corp.*......................................         23,200          411,800
    Hologic, Inc.*..........................................         17,800          418,300
    Marquette Medical Systems (A Shares)*...................         15,900          429,300
                                                                                 -----------
                                                                                   1,658,750
                                                                                 -----------
  Printing & Publishing -- 0.71%
    Journal Register Co.....................................         14,500          327,156
                                                                                 -----------
  Telecommunications Equipment -- 1.40%
    Oak Industries, Inc.*...................................         17,690          642,368
                                                                                 -----------
  Textiles & Apparel -- 6.46%
    Burlington Industries, Inc..............................         30,800          539,000
    Dan River, Inc..........................................         25,500          492,469
    Galey & Lord, Inc.......................................          5,700          148,912
    Guilford Mills, Inc.....................................         18,100          511,325

                       See notes to financial statements.

1838 SMALL CAP EQUITY FUND
SCHEDULE OF NET ASSETS (UNAUDITED) -- CONTINUED                   APRIL 30, 1998
--------------------------------------------------------------------------------

                                                                                    Value
                                                                   Shares         (Note 2)
                                                                  ---------      -----------
    Quaker Fabric Corp.*....................................         13,500      $   386,438
    Quiksilver, Inc.*.......................................         16,600          312,287
    Tropical Sportswear International*......................         26,700          453,900
    Worldtex, Inc.*.........................................         16,800          128,100
                                                                                 -----------
                                                                                   2,972,431
                                                                                 -----------
  Transportation -- 3.21%
    America West Holding Corp.*.............................          6,500          196,625
    Canadian National Railway Co............................          5,700          370,856
    Indigo Aviation AB-Sponsor ADR..........................         19,800          264,825
    Rollins Truck Leasing Corp..............................         48,450          641,963
                                                                                 -----------
                                                                                   1,474,269
                                                                                 -----------
  Transportation Equipment -- 2.09%
    Avondale Industries, Inc.*..............................         16,300          438,063
    Coachmen Industries, Inc................................         21,100          524,863
                                                                                 -----------
                                                                                     962,926
                                                                                 -----------
      TOTAL MANUFACTURING..................................................       22,845,673
                                                                                 -----------

MINING -- 1.82%
  Crude Petroleum & Natural Gas
    Belco Oil & Gas Corp.*..................................         11,300          198,456
    Seacor Smit, Inc........................................          7,400          433,825
    Willbros Group, Inc.*...................................         12,300          204,487
                                                                                 -----------
      TOTAL MINING.........................................................          836,768
                                                                                 -----------

REAL ESTATE INVESTMENT TRUSTS -- 2.52%
    Brandywine Realty Trust.................................         13,000          295,750
    Burnham Pacific Properties, Inc.........................         19,900          281,088
    Healthcare Realty Trust, Inc............................         12,200          343,125
    Pacific Gulf Properties, Inc............................         10,900          239,800
                                                                                 -----------
      TOTAL REAL ESTATE INVESTMENT TRUSTS..................................        1,159,763
                                                                                 -----------

SERVICES -- 5.74%
  Business Services -- 0.27%
    Obie Media Corp.*.......................................         11,330          122,506
                                                                                 -----------
  Computer Services -- 3.41%
    Galileo International, Inc..............................         12,900          520,837
    The Learning Company, Inc.*.............................         28,700          821,538
    Wall Data, Inc..........................................         14,700          226,012
                                                                                 -----------
                                                                                   1,568,387
                                                                                 -----------

                       See notes to financial statements.

1838 SMALL CAP EQUITY FUND
SCHEDULE OF NET ASSETS (UNAUDITED) -- CONTINUED                   APRIL 30, 1998
--------------------------------------------------------------------------------

                                                                                    Value
                                                                   Shares         (Note 2)
                                                                  ---------      -----------
  Medical & Health Services -- 2.06%
    Retirement Care Association, Inc........................         20,700      $   160,425
    Sun Healthcare Group, Inc.*.............................         16,300          273,025
    Trigon Healthcare, Inc..................................         16,900          513,338
                                                                                 -----------
                                                                                     946,788
                                                                                 -----------
      TOTAL SERVICES.......................................................        2,637,681
                                                                                 -----------

WHOLESALE & RETAIL TRADE -- 12.71%
  Retail Stores -- 7.49%
    BJ's Wholesale Club, Inc................................         14,700          588,919
    Bon-Ton Stores, Inc.....................................         15,700          257,087
    Brylane, Inc............................................          7,500          440,625
    Cole National Corp......................................          9,400          349,562
    Duckwall-Alco Stores, Inc.*.............................         10,500          191,625
    Finlay Enterprises, Inc.*...............................         11,900          325,763
    Little Switzerland, Inc.*...............................         19,595          156,760
    Ruddick Corp............................................         32,635          585,390
    Zale Corp...............................................         18,175          547,522
                                                                                 -----------
                                                                                   3,443,253
                                                                                 -----------
  Retail Building Materials -- 1.50%
    Building Materials Holding Corp.*.......................         31,115          451,168
    Cameron Ashley Building Products*.......................         12,100          240,487
                                                                                 -----------
                                                                                     691,655
                                                                                 -----------
  Restaurants -- 0.62%
    O'Charley's, Inc........................................         14,100          283,763
                                                                                 -----------
  Wholesale Electronic Equip. & Computers -- 1.17%
    Marshall Industries*....................................         12,745          413,416
    Pioneer-Standard Electronics, Inc.......................          9,900          124,369
                                                                                 -----------
                                                                                     537,785
                                                                                 -----------
  Wholesale Electronic Equip. & Computers -- 1.93%
    Day Runner, Inc.*.......................................          9,500          228,000
    Pameco Corp.*...........................................         10,600          206,700
    United Stationers, Inc..................................          7,200          454,500
                                                                                 -----------
                                                                                     889,200
                                                                                 -----------
      TOTAL WHOLESALE & RETAIL TRADE.......................................        5,845,656
                                                                                 -----------
      TOTAL COMMON STOCK (Cost $34,170,065)................................       41,772,984
                                                                                 -----------

                       See notes to financial statements.

1838 SMALL CAP EQUITY FUND
SCHEDULE OF NET ASSETS (UNAUDITED) -- CONTINUED                   APRIL 30, 1998
--------------------------------------------------------------------------------

                                                                                     Value
                                                                     Par           (Note 2)
                                                                  ----------      -----------
MISCELLANEOUS ASSETS -- 5.09%
    Corefund Elite Cash Fund (Cost $2,341,240)..............      $2,341,240      $ 2,341,240
                                                                                  -----------

COMMERCIAL PAPER -- 12.07%
    American Express Credit Corp., 5.51%, 05/01/98 (Cost
     $5,550,000)............................................       5,550,000        5,550,000
                                                                                  -----------

TOTAL INVESTMENTS (Cost $42,061,306)+ -- 107.99%............................      $49,664,224

OTHER ASSETS AND LIABILITIES, NET -- (7.99%)................................       (3,673,702)
                                                                                  -----------

NET ASSETS -- 100.00%.......................................................      $45,990,522
                                                                                  ===========

* Non-income producing security.

+ The cost for federal income tax purposes. At April 30, 1998, net unrealized appreciation was $7,602,918.

                       See notes to financial statements.

1838 FIXED INCOME FUND
--------------------------------------------------------------------------------

                                                                   June 25, 1998

TO THE SHAREHOLDER:

Bond yields declined over the six months ended April 30, with short-term yields falling by only five basis points, but 30-year yields declining by 20 basis points. In the fourth quarter of 1997, the bond market experienced a flight to quality as a result of the deterioration in Asian currencies, and declining goods inflation. Meanwhile, economic growth continued unfettered, but economists' views on how the Asian situation would impact future growth covered a fairly wide range. Some economists expected the impact to be only a .5% drag on 1998 GDP, while others saw a much larger impact. Our view has been that the impact would fall at the lower end of the range, and that growth might slow from the projected 3% level, to perhaps 2 1/2%. We continue to believe this scenario will present the best possible outcome for the Federal Reserve, which had become increasingly concerned that the strong labor market, combined with higher than 3% growth, would ultimately lead to higher wage inflation and force it to tighten credit conditions. Since the Asian crisis would undoubtedly lead to even stiffer price competition in the goods market, higher imports, and lower exports, the resultant interim drag on growth, and downward pressure on goods prices gives the Fed "breathing room" to stand pat on monetary policy, for now.

If the slowdown in Asia spreads to other continents, the Fed may even have to consider lowering interest rates in order to stimulate growth. The early read on this possible outcome seems to warrant a fairly low probability, however. Even those economists with the most pessimistic forecasts have backed off from their gloomy projections. As we enter the second quarter of 1998, we believe bond investors will continue shifting between the flight-to-quality strategy, and the higher growth/tight labor market strategy. This implies a trading range on domestic yields that could be as wide as 5.5% to 6.25% on 30-year Treasuries. Because current rates are toward the upper end of this range, the duration of the 1838 Fixed Income Fund is 4.7 years, or 106% of the Lehman Aggregate Index. If rates drift upward, the duration will likely be extended, while a decline in yields toward 5.5% would initiate a shortening in duration.

The Fund has increased exposure to the corporate bond market, particularly as opportunities have arisen from short-term sell-offs in the equity markets. Mortgage-backed securities remain neutral-weight versus the Index on an absolute basis, but overweight slightly on a duration-weighted basis. Portfolio exposure to government securities is underweight relative to the Index:

                                                          1838 Fixed            Lehman
                                                          Income Fund       Aggregate Index
                                                          -----------       ---------------
Corporate Bonds....................................            37%                 22%
Mortgage-Backed....................................            32%                 30%
Governments........................................            27%                 48%
Cash...............................................             4%                  0%
                                                              ---                 ---
TOTAL..............................................           100%                100%
                                                              ---                 ---

1838 FIXED INCOME FUND
--------------------------------------------------------------------------------

The total return for the 1838 Fixed Income Fund for the six months ended 4/30/98 was 2.88%. Year-to-date through April, the Fund returned 2.56%, versus 2.09% for the Lehman Aggregate Index.

                                         Sincerely,

                                         Marcia Zercoe
                                         Vice President & Portfolio Manager

------------------------------------
6/98. Shares of the 1838 Fixed Income Fund are distributed by Declaration Distributors, Inc.

1838 FIXED INCOME FUND
SCHEDULE OF NET ASSETS (UNAUDITED)                                APRIL 30, 1998
--------------------------------------------------------------------------------

                                                                               Moody's/S&P     Principal         Value
                                                                                 Rating*         Amount        (Note 2)
                                                                               -----------     ----------     -----------
CORPORATE BONDS -- 35.47%
  ELECTRIC UTILITIES -- 6.15%
    Korea Electric Power Co., 7.00%, 10/01/02...............................    Ba1/BB+        $1,950,000     $ 1,778,185
    Korea Electric Power Co., 7.00%, 02/01/27...............................    Ba1/BB+           800,000         681,600
    Utilicorp United, Inc., 9.00%, 11/15/21.................................    Baa3/BBB          800,000         872,796
                                                                                                              -----------
                                                                                                                3,332,581
                                                                                                              -----------

  FINANCIAL -- 16.76%
    Associates Corp. of N.A., 6.50%, 10/15/02...............................    Aa3/AA-         1,700,000       1,721,818
    Citicorp Capital II, Capital Securities, 8.015%, 02/15/27...............    Aaa3/A-         1,350,000       1,416,485
    FBS Capital I, Capital Securities, 8.09%, 11/15/26......................    A1/BBB+           600,000         635,512
    Ford Motor Credit Global, 7.20%, 06/15/07...............................      A1/A          1,050,000       1,106,882
    JPM Capital Trust II, Capital Securities, 7.95%, 02/01/27...............    A1/BBB+         1,200,000       1,248,563
    Keycorp Institutional Capital - A, 7.826%, 12/01/20.....................     A1/BBB           900,000         934,267
    Lehman Brothers, 6.25%, 04/01/03........................................     Baa1/A         1,000,000         994,381
    Salomon, Inc., 6.75%, 02/15/03..........................................      A2/A          1,000,000       1,016,095
                                                                                                              -----------
                                                                                                                9,074,003
                                                                                                              -----------

  FOREIGN -- 0.74%
    Republic of Indonesia, 7.75%, 08/01/06..................................     B3/B-            500,000         400,000
                                                                                                              -----------

  INDUSTRIAL & MISCELLANEOUS -- 9.95%
    Harcourt General, Inc., 7.30%, 08/01/20.................................   Baa1/BBB+        1,850,000       1,824,710
    News America Holdings, Inc., Gtd. Debs., 7.90%, 12/01/95................   Baa3/BBB-        1,875,000       1,989,330
    Societe Generale (NY), 7.40%, 06/01/20..................................     A1/A+          1,500,000       1,572,412
                                                                                                              -----------
                                                                                                                5,386,452
                                                                                                              -----------

  MANUFACTURING -- 1.87%
    Raytheon Co., 6.75%, 08/15/07...........................................    Baa1/BBB        1,000,000       1,013,967
                                                                                                              -----------

      TOTAL CORPORATE BONDS (COST $19,192,234)...........................................................      19,207,003
                                                                                                              -----------

MORTGAGE BACKED SECURITIES -- 32.33%
    FHLMC, Ser. T-8, Class A6, 7.00%, 01/15/19..............................     NR/NR          1,000,000       1,018,020
    FHLMC Pool #G10557, 6.50%, 07/01/20.....................................     NR/NR          2,176,354       2,189,325
    FHLMC Pool #C80342, 6.50%, 09/01/20.....................................     NR/NR          1,448,003       1,439,126
    FNMA Pool #250890, 7.00%, 04/01/04......................................     NR/NR          2,218,966       2,249,632
    FNMA Pool #303728, 6.00%, 01/01/20......................................     NR/NR          1,925,652       1,898,905
    GNMA Pool #780312, 6.00%, 01/15/20......................................     NR/NR          1,679,176       1,626,618
    GNMA Pool #417239, 7.00%, 02/15/20......................................     NR/NR          2,348,133       2,377,766


                       See notes to financial statements.

1838 FIXED INCOME FUND
SCHEDULE OF NET ASSETS (UNAUDITED) -- CONTINUED                   APRIL 30, 1998
--------------------------------------------------------------------------------

                                                                               Moody's/S&P     Principal         Value
                                                                                 Rating*         Amount        (Note 2)
                                                                               -----------     ----------     -----------

    GNMA Pool #2038, 8.50%, 07/20/20........................................     NR/NR            261,676         273,773
    GNMA Pool #780374, 7.50%, 12/15/20......................................     NR/NR          1,445,009       1,487,261
    GNMA Pool #462556, 6.50%, 03/15/28......................................     NR/NR          2,970,001       2,944,014

      TOTAL MORTGAGE BACKED SECURITIES (COST $17,344,717)................................................      17,504,440
                                                                                                              -----------

U.S TREASURY OBLIGATIONS -- 26.48%
    U.S. Treasury Notes, 5.875%, 02/15/00...................................     NR/NR          2,000,000       2,008,750
    U.S. Treasury Notes, 5.500%, 04/15/00...................................     NR/NR            800,000         798,500
    U.S. Treasury Notes, 5.625%, 11/30/00...................................     NR/NR          1,500,000       1,500,000
    U.S. Treasury Notes, 6.250%, 04/30/01...................................     NR/NR          2,400,000       2,440,500
    U.S. Treasury Notes, 6.625%, 06/30/01...................................     NR/NR          2,050,000       2,107,017
    U.S. Treasury Notes, 6.000%, 07/31/02...................................     NR/NR          2,000,000       2,023,750
    U.S. Treasury Notes, 5.750%, 08/15/03...................................     NR/NR          2,000,000       2,005,626
    U.S. Treasury Notes, 3.375%, 01/15/07...................................     NR/NR          1,500,000       1,452,657
                                                                                                              -----------

      TOTAL U.S TREASURY OBLIGATIONS (COST $14,340,933)..................................................      14,336,800
                                                                                                              -----------




MISCELLANEOUS ASSETS -- 4.24%
    Corefund Elite Cash Fund (Cost $2,297,993)..............................     NR/NR          2,297,993       2,297,993
                                                                                                              -----------

COMMERCIAL PAPER -- 0.92%
    American Express Credit Corp., 5.51%, 05/01/98 (Cost $500,000)..........     A1/P1            500,000         500,000
                                                                                                              -----------
TOTAL INVESTMENTS (COST $53,675,877)+ -- 99.44%..........................................................     $53,846,236
                                                                                                              ===========
OTHER ASSETS AND LIABILITIES, NET -- 0.56%...............................................................         302,587
                                                                                                              -----------
NET ASSETS -- 100.00%....................................................................................     $54,148,823
                                                                                                              ===========

* Although certain securities are not rated (NR) by either Moody's or S&P, they have been determined to be of comparable quality to investment grade securities by the Portfolio Adviser. The Moody's/S&P rating for debt securities is not covered by the report of independent accountants.

+ The cost for federal income tax purposes. At April 30, 1998, net unrealized appreciation was $170,359.

                       See notes to financial statements.

1838 INVESTMENT ADVISORS FUNDS
STATEMENT OF ASSETS AND LIABILITIES (UNAUDITED)                   APRIL 30, 1998
--------------------------------------------------------------------------------

                                                                            International     Small Cap     Fixed Income
                                                                             Equity Fund     Equity Fund        Fund
                                                                            --------------------------------------------
ASSETS:
Investments, at market (identified cost $48,235,536, $42,061,306,
  $53,675,877) (Note 2)..................................................    $63,018,760     $49,664,224    $ 53,846,236
Cash.....................................................................         33,233              --              --
Receivables:
  Dividends and interest.................................................         67,376           8,177         772,230
  Foreign taxes recoverable..............................................          3,699              --              --
  Investment securities sold.............................................        737,046         201,553              --
Reimbursement due from Adviser...........................................             --              --          31,207
Other assets.............................................................         64,938              --              --
                                                                            --------------------------------------------
    Total assets.........................................................     63,925,052      49,873,954      54,649,673
                                                                            --------------------------------------------

LIABILITIES:
Payables:
  Investment securities purchased........................................    $ 1,824,859     $ 3,802,112    $         --
  Income distributions...................................................             --              --         326,038
  Accrued expenses (Note 4)..............................................        161,731          81,320         109,910
Other liabilities........................................................            334              --          64,902
                                                                            --------------------------------------------
    Total liabilities....................................................      1,986,924       3,883,432         500,850
                                                                            --------------------------------------------

NET ASSETS...............................................................    $61,938,128     $45,990,522    $ 54,148,823
                                                                            ============================================

NET ASSETS CONSIST OF:
Common stock.............................................................    $ 4,664,877     $ 3,272,250    $  5,299,959
Additional capital paid in...............................................     43,079,295      34,026,432      48,532,555
Undistributed net investment income (loss)...............................       (209,983)       (266,609)         57,182
Accumulated realized gain (loss) on:
  Investments............................................................         54,569       1,355,531          88,768
  Foreign currency transactions..........................................       (433,854)             --              --
Net unrealized appreciation on:
  Investments............................................................     15,952,072       7,602,918         170,359
  Translation of assets and liabilities in foreign currencies............     (1,168,848)             --              --
                                                                            --------------------------------------------

NET ASSETS, for 4,664,877, 3,272,250, and 5,299,959 shares outstanding,
  respectively...........................................................    $61,938,128     $45,990,522    $ 54,148,823
                                                                            ============================================

Net Asset Value, offering and redemption price per share.................    $    13.281     $    14.052    $     10.223
                                                                            ============================================

1 $61,938,128 divided by 4,664,877 outstanding shares of beneficial interest, no par value.

2 $45,990,522 divided by 3,272,250 outstanding shares of beneficial interest, no par value.

3 $54,148,823 divided by 5,299,959 outstanding shares of beneficial interest, no par value.

                       See notes to financial statements.

1838 INVESTMENT ADVISORS FUNDS
STATEMENTS OF OPERATIONS FOR THE PERIOD ENDED APRIL 30, 1998 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                             International     Small Cap     Fixed Income
                                                                              Equity Fund     Equity Fund       Fund++
                                                                             --------------------------------------------
INVESTMENT INCOME:
  Dividends...............................................................    $   108,067     $   96,095      $       --
  Interest................................................................         42,700         58,226       1,610,091
                                                                             --------------------------------------------
    Total Investment Income...............................................        150,767        154,321       1,610,091
                                                                             --------------------------------------------

EXPENSES:
Investment advisory fee (Note 4)..........................................        204,712        124,713         116,854
Administration fee (Note 4)...............................................         28,500         17,231          24,631
Accounting fee (Note 4)...................................................         30,565         19,146          19,307
Custodian fees............................................................         24,421          5,467           3,017
Transfer agency fees......................................................         11,740          9,605           8,600
Directors' fees and expenses (Note 4).....................................          5,439          3,951           4,050
Audit.....................................................................         10,186          5,236           5,430
Legal.....................................................................         15,474          5,493           5,430
Registration fees.........................................................          6,811          8,082           7,607
Report to shareholders....................................................         11,917          5,423           7,447
Amortization of organizational expense....................................         12,820             --              --
Other.....................................................................         11,656          3,333           3,091
                                                                             --------------------------------------------
Total expenses before fee waivers.........................................        374,241        207,680         205,464
    Advisory fee waived (Note 4)..........................................        (33,918)        (2,313)        (36,897)
                                                                             --------------------------------------------
    Total expenses, net...................................................        340,323        205,367         168,567
                                                                             --------------------------------------------

  Net investment (income) loss............................................       (189,556)       (51,046)      1,441,524
                                                                             --------------------------------------------

REALIZED GAIN (LOSS) ON INVESTMENTS AND FOREIGN CURRENCY:
  Net realized gain (loss) on:
    Investments...........................................................         54,569      1,355,531          88,768
    Foreign currency transactions.........................................       (433,853)            --              --
  Net unrealized appreciation (depreciation) during the period on:
    Investments...........................................................     10,988,854      3,907,402        (120,254)
    Translation of assets and liabilities in foreign currencies...........     (1,171,218)            --              --
                                                                             --------------------------------------------
  Net gain on investments and foreign currency............................      9,438,352      5,262,933         (31,486)
                                                                             --------------------------------------------

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS......................    $ 9,248,795     $5,211,887      $1,410,038
                                                                             ============================================

++  The Fixed Income Fund commenced operations on September 2, 1997.

                       See notes to financial statements.

1838 INVESTMENT ADVISORS FUNDS
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                              International    Small Cap    Fixed Income
                                                               Equity Fund    Equity Fund      Fund++
                                                              ------------------------------------------
FOR THE PERIOD ENDED APRIL 30, 1998 (UNAUDITED)
INCREASE IN NET ASSETS
Operations:
  Net investment income (loss)..............................   $  (189,556)   $   (51,046)  $ 1,441,524
  Net realized gain (loss) on:
    Investments.............................................        54,569      1,355,531        88,768
    Foreign currency transactions...........................      (433,853)            --            --
  Net unrealized appreciation during the period on:
    Investments.............................................    10,988,854      3,907,402      (120,254)
    Translation of assets and liabilities in foreign
      currencies............................................    (1,171,218)            --            --
                                                              ------------------------------------------
Net increase in net assets resulting from operations........     9,248,796      5,211,887     1,410,038
                                                              ------------------------------------------
  Distributions to shareholders from:
    Net investment income ($0.004, $0, and $0.319 per share,
      respectively).........................................       (17,086)            --    (1,565,972)
    Net realized gain ($0.669, $0.948, and $0.021 per share,
      respectively).........................................    (2,857,635)    (2,137,768)      (92,049)
                                                              ------------------------------------------
Total Distributions.........................................    (2,874,721)    (2,137,768)   (1,658,021)
                                                              ------------------------------------------
Increase in net assets from Fund share transactions (Note
  5)........................................................     4,518,455     13,993,866    21,859,637
                                                              ------------------------------------------
Increase in net assets......................................    10,892,530     17,067,985    21,611,654
NET ASSETS:
  Beginning of period.......................................    51,045,598     28,922,537    32,537,169
                                                              ------------------------------------------
  End of period.............................................   $61,938,128    $45,990,522   $54,148,823
                                                              ==========================================
FOR THE PERIOD ENDED OCTOBER 31, 1997
INCREASE IN NET ASSETS
Operations:
  Net investment income (loss)..............................   $   136,987    $   (50,699)  $   181,298
  Net realized gain (loss) on:
    Investments.............................................     3,183,377      2,095,990        92,381
    Foreign currency transactions...........................      (126,955)            --            --
  Net unrealized appreciation during the period on:
    Investments.............................................     3,571,590      3,538,690       290,613
    Translation of assets and liabilities in foreign
      currencies............................................         8,250             --            --
                                                              ------------------------------------------
Net increase in net assets resulting from operations........     6,773,249      5,583,981       564,292
                                                              ------------------------------------------
  Distributions to shareholders from:
    Net investment income ($0.04, $0, and $0 per share,
      respectively).........................................      (148,857)            --            --
    Net realized gain ($0, $0.09, and $0 per share,
      respectively).........................................            --        (67,511)           --
                                                              ------------------------------------------
Total Distributions.........................................      (148,857)       (67,511)           --
                                                              ------------------------------------------
Increase in net assets from Fund share transactions (Note
  5)........................................................     3,212,276     17,978,416    31,972,877
                                                              ------------------------------------------
Increase in net assets......................................     9,836,668     23,494,886    32,537,169
NET ASSETS:
  Beginning of period.......................................    41,208,930      5,427,651            --
                                                              ------------------------------------------
  End of period.............................................   $51,045,598    $28,922,537   $32,537,169
                                                              ==========================================

++  The Fixed Income Fund commenced operations on September 2, 1997.

                     See notes to the financial statements

1838 INVESTMENT ADVISORS FUNDS

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The following tables include selected data for a share outstanding throughout each fiscal year or period and other performance information derived from financial statements. They should be read in conjunction with the financial statements and notes thereto.

INTERNATIONAL EQUITY FUND

                                                         Six Months
                                                            Ended           For the Fiscal Year or Period
                                                          April 30,               Ended October 31,
                                                            1998          ---------------------------------
                                                         (Unaudited)       1997         1996         1995+

                                                         -----------------------------------------------------------
NET ASSET VALUE - BEGINNING OF PERIOD..................    $ 11.99        $ 10.44      $  9.61      $ 10.00
                                                         -----------------------------------------------------------
INVESTMENT OPERATIONS:
  Net investment income (loss).........................      (0.05)          0.02         0.07         0.02
  Net realized and unrealized gain (loss) on
    investments and foreign currency transactions......       2.02           1.57         0.80        (0.41)
                                                         -----------------------------------------------------------
      Total from investment operations.................       1.97           1.59         0.87        (0.39)
                                                         -----------------------------------------------------------
Distributions:
  From net investment income...........................      (0.01)         (0.04)       (0.04)        0.00
  From net realized capital gain.......................      (0.67)          0.00         0.00         0.00
                                                         -----------------------------------------------------------
      Total distributions..............................      (0.68)         (0.04)       (0.04)        0.00
                                                         -----------------------------------------------------------
NET ASSET VALUE - END OF PERIOD........................    $ 13.28        $ 11.99      $ 10.44      $  9.61
                                                         ===========================================================

TOTAL RETURN...........................................     17.30%         15.23%        9.11%        (3.90)%***
Ratios (to average net assets)/Supplemental Data:
    Expenses1..........................................      1.25%          1.25%        1.25%       1.25%*
    Net investment income..............................      (0.69)%        0.28%        0.70%       1.02%*
Portfolio turnover rate................................     46.58%         92.33%       59.11%      42.21%*
Average commission rate paid...........................    $0.0304        $0.0308      $0.0211           --
Net assets at end of period (000's omitted)............    $61,938        $51,046      $41,209      $16,764


                       See notes to financial statements.

1838 INVESTMENT ADVISORS FUNDS
FINANCIAL HIGHLIGHTS -- CONTINUED
--------------------------------------------------------------------------------

SMALL CAP EQUITY FUND

                                                       Six Months
                                                          Ended               For the Fiscal Year or Period
                                                        April 30,                   Ended October 31,
                                                          1998                ------------------------------
                                                       (Unaudited)              1997                 1996+
                                                       --------------------------------------------------------------
NET ASSET VALUE - BEGINNING OF PERIOD................    $ 13.08              $  9.57               $ 10.00
                                                       --------------------------------------------------------------
INVESTMENT OPERATIONS:
  Net investment (loss)..............................      (0.02)               (0.02)                (0.02)
  Net realized and unrealized gain (loss) on
    investments......................................       1.94                 3.62                 (0.41)
                                                       --------------------------------------------------------------
      Total from investment operations...............       1.92                 3.60                 (0.43)
                                                       --------------------------------------------------------------
Distributions:
  From net realized capital gains....................      (0.95)               (0.09)                 0.00
                                                       --------------------------------------------------------------
NET ASSET VALUE - END OF PERIOD......................    $ 14.05              $ 13.08               $  9.57
                                                       ==============================================================

TOTAL RETURN.........................................     17.60%               37.81%                (4.30%)***
Ratios (to average net assets)/Supplemental Data:
  Expenses2..........................................      1.25%                1.25%                1.25%*
  Net investment income..............................      (0.31)%              (0.27)%              (0.52%)*
Portfolio turnover rate..............................     59.63%               67.66%               94.38%*
Average commission rate paid.........................    $0.0602              $0.0595               $0.0512
Net assets at end of period (000's omitted)..........    $45,991              $28,923               $ 5,428

                       See notes to financial statements.

1838 INVESTMENT ADVISORS FUNDS
FINANCIAL HIGHLIGHTS -- CONTINUED
--------------------------------------------------------------------------------

FIXED INCOME FUND

                                                              Six Months
                                                                 Ended
                                                               April 30,
                                                                 1998           For the Period Ended
                                                              (Unaudited)        October 31, 1997+

                                                              --------------------------------------------
NET ASSET VALUE - BEGINNING OF PERIOD.......................    $ 10.27               $  10.00
                                                              --------------------------------------------
INVESTMENT OPERATIONS:
  Net investment income.....................................       0.29                   0.06
  Net realized and unrealized gain on investment............       0.00                   0.21
                                                              --------------------------------------------
      Total from investment operations......................       0.29                   0.27
                                                              --------------------------------------------
Distributions:
  From net investment income................................      (0.32)                  0.00
  From net realized capital gain............................      (0.02)                  0.00
                                                              --------------------------------------------
      Total distributions...................................      (0.34)                  0.00
                                                              --------------------------------------------
NET ASSET VALUE - END OF PERIOD.............................    $ 10.22               $  10.27
                                                              ============================================
TOTAL RETURN................................................      2.88%                  2.70%***
Ratios (to average net assets)/Supplemental Data:
  Expenses3.................................................      0.75%                 0.75%*
  Net investment income.....................................      6.37%                 5.83%*
Portfolio turnover rate.....................................     25.03%               39.12%**
Net assets at end of period (000's omitted).................    $54,149               $ 32,537

*    Annualized.

**   Not annualized.

***  Total return not annualized.

+ The International Equity Fund commenced operations on August 3, 1995. The Small Cap Equity Fund commenced operations on June 17, 1996. The Fixed Income Fund commenced operations on September 2, 1997.

1 Without waivers the annualized ratio of expenses to average daily net assets would have been 1.36%, 1.44%, 1.80% and 2.60% for the six-month period ended April 30, 1998, for the fiscal years ended October 31, 1997, 1996 and the period ended October 31, 1995, respectively.

2 Without waivers the annualized ratio of expenses to average daily net assets would have been 1.27%, 1.84% and 4.63% for the six-month period ended April 30, 1998, for the fiscal year ended October 31, 1997 and the period ended October 31, 1996, respectively.

3 Without waivers and reimbursements the annualized ratio of expenses to average daily net assets would have been 0.91% and 2.12% for the six-month period ended April 30, 1998 and the period ended October 31, 1997, respectively.

                        See notes to financial statements.

1838 INVESTMENT ADVISORS FUNDS
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)                     APRIL 30, 1998
--------------------------------------------------------------------------------

NOTE 1 -- DESCRIPTION OF THE FUNDS

The 1838 Investment Advisors Funds (the "Trust"), a diversified, open-end management investment company, was established as a series Delaware business trust on December 9, 1994, and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust's Agreement and Declaration of Trust permits the Trustees to issue an unlimited number of shares of beneficial interest. The Trust has established three series: the 1838 International Equity Fund, the 1838 Small Cap Equity Fund and the 1838 Fixed Income Fund (each a "Fund" and collectively, the "Funds"). The investment objectives of each Fund are set forth below.

The 1838 International Equity Fund (the "International Equity Fund"), the first of the series currently offered by the Trust, commenced operations on August 3, 1995. The Fund's investment objective is capital appreciation, with a secondary objective of income. The Fund seeks to achieve its objective by investing in a diversified portfolio of equity securities of issuers located in countries other than the United States.

The 1838 Small Cap Equity Fund (the "Small Cap Equity Fund") commenced operations on June 17, 1996. The Fund's investment objective is long-term growth. The Fund seeks to achieve its objective by investing primarily in the common stock of domestic companies with relatively small market capitalization, those with a market value of $1 billion or less (small cap), which are believed to be undervalued and have good prospects for capital appreciation. The Fund will invest in small capitalization companies using a value approach.

The 1838 Fixed Income Fund (the "Fixed Income Fund") commenced operations on September 2, 1997. The Fund's investment objective is maximum current income, with a secondary objective of growth. The Fund seeks to achieve its objective by investing, under normal circumstances, at least 65% of its assets in a diversified portfolio of fixed income securities.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

Security Valuation. Each Fund's securities, except investments with remaining maturities of 60 days or less, are valued at the last quoted sales price on the security's principal exchange on that day. If there are no sales of the relevant security on such day, the security will be valued at the mean between the closing bid and asked price on that day, if any. Debt securities having a maturity of 60 days or less are valued at amortized cost. Securities for which market quotations are not readily available will be valued at their respective fair market value as determined in good faith by, or under procedures established by, the Board of Trustees. At April 30, 1998, there were no securities valued under procedures established by the Board.

Federal Income Taxes. Each Fund is treated as a separate entity and intends to continue to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986 and to distribute all of its taxable income to its shareholders. Therefore, no federal income or excise tax provision is required.

Dividends and Capital Gain Distributions. Distributions of net investment income and net realized gains are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for foreign currency transactions for the International Equity Fund and differing cost basis for securities sold for the Small Cap Equity Fund, since certain securities were transferred to the Fund at its inception. These distributions by each Fund will be made annually in December. Additional distributions may be made by each Fund to the extent necessary.

1838 INVESTMENT ADVISORS FUNDS
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED) -- CONTINUED        APRIL 30, 1998
--------------------------------------------------------------------------------

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

Deferred Organizational Costs. Costs incurred by the International Equity Fund in connection with the initial registration and public offering of shares have been deferred and are being amortized on a straight-line basis over a five-year period beginning on the date that the Fund commenced operations.

Foreign Currency Translations. The books and records of the International Equity Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars on the following basis:

     (i) market value of investment securities, assets and liabilities at the daily rates of exchange, and

     (ii) purchases and sales of investment securities, dividend and interest income and certain expenses at the rates of exchange prevailing on the respective dates of such transactions.

The International Equity Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales and maturities of short-term securities, sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund's books, and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses at the end of the fiscal year arise from changes in the value of assets and liabilities, other than investments in securities, resulting from changes in exchange rates.

Forward Foreign Currency Exchange Contracts. In connection with portfolio purchases and sales of securities denominated in a foreign currency, the International Equity Fund may enter into forward foreign currency exchange contracts. Additionally, the International Equity Fund may enter into these contracts to hedge certain foreign currency assets. Foreign currency exchange contracts are recorded at market value. Certain risks may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts. Realized gains or losses arising from such transactions are included in net realized gain (loss) from foreign currency transactions.

Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Other. Investment security transactions are accounted for on a trade date basis. Each Fund uses the specific identification method for determining realized gain or loss on investments for both financial and federal income tax reporting purposes. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Interest income is recorded on an accrual basis.

NOTE 3 -- PURCHASES AND SALES OF INVESTMENT SECURITIES

During the period ended April 30, 1998, purchases and sales of investment securities (excluding short-term investments) aggregated as follows:

1838 INVESTMENT ADVISORS FUNDS
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED) -- CONTINUED        APRIL 30, 1998
--------------------------------------------------------------------------------

NOTE 3 -- PURCHASES AND SALES OF INVESTMENT SECURITIES -- (CONTINUED)

                                            International       Small Cap       Fixed Income
                                             Equity Fund       Equity Fund          Fund
                                            -------------      -----------      ------------
Purchases.................................   $ 6,368,228       $ 9,777,772       $8,977,898
Sales.....................................     6,509,598         8,771,841        8,052,868

NOTE 4 -- ADVISORY FEE AND OTHER TRANSACTIONS WITH AFFILIATES

The Trust, on behalf of each Fund, employs 1838 Investment Advisors, L.P. (the "Investment Advisor"), a Delaware limited partnership and registered investment adviser under the 1940 Act, to furnish investment advisory services to the Funds pursuant to an Investment Advisory Agreement with the Trust. The Investment Adviser supervises the investments of the assets of each Fund in accordance with each Fund's investment objective, policies and restrictions.

The Trust pays the Investment Adviser a monthly fee at the following annual rates of each Fund's average daily net assets: 0.75% for the International Equity Fund, 0.75% for the Small Cap Equity Fund and 0.50% for the Fixed Income Fund. The Investment Adviser has voluntarily agreed to waive its advisory fee or reimburse each Fund monthly to the extent that the total operating expenses will exceed the following annual rates of each Fund's average daily net assets: 1.25% for the International Equity Fund, 1.25% for the Small Cap Equity Fund and 0.75% for the Fixed Income Fund. This undertaking may be rescinded at any time in the future.

The following table summarizes the advisory fees for the period ended April 30, 1998:

                                                 Gross          Advisory Fee      Reimbursement
                                              Advisory Fee         Waiver         From Advisor
                                              ------------      ------------      -------------
International Equity Fund...................    $204,712          $ 33,918                --
Small Cap Equity Fund.......................     124,713             2,313                --
Fixed Income Fund...........................     116,854            36,897                --

Declaration Service Company, Inc. ("DSC"), serves as Administrator to the Trust pursuant to an Administration Agreement with the Trust on behalf of each Fund. As Administrator, DSC is responsible for services such as financial reporting, compliance monitoring and corporate management. For the services provided, DSC receives a monthly administration fee from the Trust at the annual rate of 0.15% of the average daily net assets of the Trust on the first $50 million; 0.10% of such assets in excess of $50 million to $100 million; 0.07% of such assets in excess of $100 million to $200 million; and 0.05% of such assets in excess of $200 million. Each series pays its pro-rata portion based upon total Trust assets. Such fees are subject to a minimum fee of $50,000 per year for one series and $15,000 minimum per year for each additional portfolio added to a series. For the period ended April 30, 1998, DSC's administration fees amounted to $28,500, $17,231 and $24,631, for the International Equity Fund, the Small Cap Equity Fund and the Fixed Income Fund, respectively. At April 30, 1998, administration fees payable to DSC amounted to $2,162, $1,542 and $1,921, for the International Equity Fund, the Small Cap Equity Fund, and the Fixed Income Fund, respectively.

Declaration  Distributors,   Inc.  ("DDI"),  has  been  engaged  pursuant  to  a
Distribution Agreement with the Trust to assist in securing purchasers for shares of each Fund. DDI also directly, or through its affiliates, provides investor support services. DDI receives no compensation for distribution of shares of the Funds, except for reimbursement

1838 INVESTMENT ADVISORS FUNDS
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED) -- CONTINUED        APRIL 30, 1998
--------------------------------------------------------------------------------

NOTE 4 -- ADVISORY FEE AND OTHER TRANSACTIONS WITH AFFILIATES -- (CONTINUED)

of out-of-pocket expenses. There are no expenses payable to DDI by the Funds for the period ended April 30, 1998.

DSC serves as Accounting Agent to the Funds. As Accounting Agent, DSC determines each Fund's net asset value per share and provides accounting services to the Funds pursuant to an Accounting Services Agreement with the Trust. For the period ended April 30, 1998, Accounting service fees payable to DSC amounted to $1,922, $1,371 and $1,708, for the International Equity Fund, the Small Cap Equity Fund and the Fixed Income Fund, respectively.

DSC also serves as the Fund's transfer agent pursuant to a Transfer Agency Agreement with the Trust. For these services, DSC receives a monthly fee computed on the basis of the number of shareholder accounts that the Transfer Agent maintains for each Fund during the month, and is reimbursed for out-of-pocket expenses. For the period ended April 30, 1998, Transfer Agent fees payable to DSC amounted to $1,621, $976 and $1,017 the International Equity Fund, the Small Cap Equity Fund and the Fixed Income Fund, respectively.

The Trustees of the Trust who are "interested persons" of the Trust, the Investment Adviser or its affiliates and all personnel of the Trust or the Investment Adviser performing services related to research, statistical and investment activities are paid by the Investment Adviser or its affiliates. There are no fees or expenses payable to the "non-interested" Trustees.

NOTE 5 -- FUND SHARE TRANSACTIONS

At April 30, 1998, there were an unlimited number of shares of beneficial interest with a $0.001 par value, authorized. The following table summarizes the activity in shares of each Fund:

INTERNATIONAL EQUITY FUND

                                                     For the Six-Months
                                                    Ended April 30, 1998              For the Fiscal Year
                                                         (Unaudited)                Ended October 31, 1997
                                                 ---------------------------      ---------------------------
                                                   Shares          Amount           Shares          Amount
                                                 ----------      -----------      ----------      -----------
    Shares sold................................     286,174      $ 3,354,605         891,866      $10,719,953
    Shares issued to shareholders in
      reinvestment of distributions............     234,719        2,586,605          12,343          133,064
    Shares redeemed............................    (113,819)      (1,422,755)       (592,270)      (7,640,741)
                                                 ----------      -----------      ----------      -----------
    Net increase...............................     407,074      $ 4,518,455         311,939      $ 3,212,276
                                                                 ===========                      ===========

    Shares outstanding:
      Beginning of period......................   4,257,803                        3,945,864
      End of period............................   4,664,877                        4,257,803
                                                 ==========                       ==========

1838 INVESTMENT ADVISORS FUNDS
NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED) -- CONTINUED        APRIL 30, 1998
--------------------------------------------------------------------------------

NOTE 5 -- FUND SHARE TRANSACTIONS -- (CONTINUED) SMALL CAP EQUITY FUND

                                                     For the Six-Months
                                                    Ended April 30, 1998              For the Fiscal Year
                                                         (Unaudited)                Ended October 31, 1997
                                                 ---------------------------      ---------------------------
                                                   Shares          Amount           Shares          Amount
                                                 ----------      -----------      ----------      -----------
    Shares sold................................     915,707      $12,282,279       1,708,267      $18,663,076
    Shares issued to shareholders in
      reinvestment of distributions............     167,293        1,995,798           6,771           67,511
    Shares redeemed............................     (22,638)        (284,211)        (70,119)        (752,171)
                                                 ----------      -----------      ----------      -----------
    Net increase...............................   1,060,362      $13,993,866       1,644,919      $17,978,416
                                                                 ===========                      ===========
    Shares outstanding:
      Beginning of period......................   2,211,888                          566,969
                                                 ----------                       ----------
      End of period............................   3,272,250                        2,211,888
                                                 ==========                       ==========

FIXED INCOME FUND

                                                                                         For the Period
                                                     For the Six-Months                 September 2, 1997
                                                    Ended April 30, 1998          (Commencement of Operations)
                                                         (Unaudited)                Through October 31, 1997
                                                 ---------------------------      -----------------------------
                                                   Shares          Amount           Shares            Amount
                                                 ----------      -----------      -----------      ------------
    Shares sold................................   2,292,312      $23,530,400       3,209,597       $32,384,250
    Shares issued to shareholders in
      reinvestment of distributions............     116,533        1,183,970               0                 0
    Shares redeemed............................    (277,951)      (2,854,733)        (40,532)         (411,373)
                                                 ----------      -----------      ----------       -----------
    Net increase...............................   2,130,894      $21,859,637       3,169,065       $31,972,877
                                                                 ===========                       ===========
    Shares outstanding:
      Beginning of period......................   3,169,065                                0
                                                 ----------                       ----------
      End of period............................   5,299,959                        3,169,065
                                                 ==========                       ==========

NOTE 6 -- COMMITMENTS

As of April 30, 1998, the International Equity Fund had no forward foreign currency exchange contracts.

                      I N V E S T M E N T   A D V I S E R
--------------------------------------------------------------------------------

                         1838 Investment Advisors, L.P.
                          Five Radnor Corporate Center
                                    Suite 320
                               100 Matsonford Road
                                Radnor, PA 19087


                              U N D E R W R I T E R
--------------------------------------------------------------------------------

                         Declaration Distributors, Inc.
                                 555 North Lane
                                   Suite 6160
                             Conshohocken, PA 19428


                    S H A R E H O L D E R   S E R V I C E S
--------------------------------------------------------------------------------

                        Declaration Service Company, Inc.
                                 555 North Lane
                                   Suite 6160
                             Conshohocken, PA 19428


                               C U S T O D I A N S
--------------------------------------------------------------------------------

                              Bankers Trust Company
                                 280 Park Avenue
                               New York, NY 10017

                              CoreStates Bank, N.A.
                                530 Walnut Street
                             Philadelphia, PA 19101


                            L E G A L   C O U N S E L
--------------------------------------------------------------------------------

                             Pepper Hamilton L.L.P.
                              3000 Two Logan Square
                            Eighteenth & Arch Streets
                             Philadelphia, PA 19103


                                 A U D I T O R S
--------------------------------------------------------------------------------

                            Coopers & Lybrand L.L.P.
                             2400 Eleven Penn Center
                             Philadelphia, PA 19103



                                      1838
                            INVESTMENT ADVISORS FUNDS
--------------------------------------------------------------------------------



                            International Equity Fund
                              Small Cap Equity Fund
                                Fixed Income Fund



                               Semi-Annual Report
                                 April 30, 1998

1838 INTERNATIONAL EQUITY FUND
--------------------------------------------------------------------------------

                                                               December 10, 1997

TO THE SHAREHOLDER:

The net asset value per share of your Fund as of October 31, 1997 was $11.99 per share. Compared with the net asset value per share of $11.29 as of April 30, 1997, the return on your investment for the most recent half year period was 6.2%. During this period, the benchmark for the Fund, the EAFE index, which tracks the performance of the equity markets of Europe, Australia and the Far East, showed a total return of 3.0%. Also, over the last twelve months, the Fund's return compared favorably with its benchmark at 15.2% versus 4.6%.

In the printed version there appears a line chart with the following plot points depicted:


                                   8/3/95   10/31/95  4/30/96   10/31/96  4/30/97   10/31/97
                                   ------   --------  -------   --------  -------   --------
1838 International Equity Fund     10,000    9,610     10,817    10,490    11,377    12,082
EAFE Index                         10,000    9,550     10,820    10,560    10,740    11,046



* Includes all expenses and/or charges, and thus represents a "net return". The Fund's returns are higher due to the Investment Advisor's maintenance of expenses. The 1838 International Equity Fund commenced operations on August 3, 1995.

The overseas equity markets generally performed well from April through September, with exceptions in the Far East. A correction in August was short and was followed by a recovery in September. During October, however, currency and equity market weakness in the Far East affected investor confidence in Europe and the Americas negatively and the EAFE benchmark lost close to 8% in that one month.

During the May through October period, your Fund's returns were again boosted primarily by its stock selection. In our investment process we closely follow and compare the equity valuations in terms of price earnings that market participants are applying, to the expected growth in earnings of the companies involved. Any reduction in earnings growth, or in the visibility of earnings

--------------
Past performance is not predictive of future results. Investment returns and principlal values will fluctuate, so that, when redeemed, shares may be worth less than their original cost.

1838 INTERNATIONAL EQUITY FUND
--------------------------------------------------------------------------------

growth, reduces the attractiveness of a stock for the portfolio. Our expectation of a growth correction, as the result of the required political, fiscal, monetary, regulatory and corporate balance sheet adjustments in the Far East and Latin America, consequently led us to reduce the Fund's exposure to companies that are operating in these markets. Currently, we are re-investing most of the resulting stock sale proceeds in the European markets, where the economic recovery is well entrenched and growth continues to trend upwards.

The global deregulation of capital, labor and product markets is proceeding faster than expected and is causing substantial losses in equity markets of countries that have resisted these changes. In today's corrections, we believe that growth will resume and investment opportunities for your Fund will be improved.

                                          Sincerely,

                                          /s/ Hans van den Berg
                                          Vice President and Portfolio Manager

--------------
12/97. Shares of the 1838 International Equity Fund are distributed by Rodney Square Distributors, Inc.

Past performance is not predictive of future results. Investment returns and principal values will fluctuate, so that, when redeemed, shares may be worth less than their original cost.

1838 INTERNATIONAL EQUITY FUND
SCHEDULE OF NET ASSETS                                         OCTOBER 31, 1997
--------------------------------------------------------------------------------

                                                                                                          Value
                                                                                          Shares         (Note 2)
                                                                                          ------         --------
COMMON STOCK -- 96.2%
ARGENTINA -- 0.8%
   Banco de Galicia Y Buenos Aires S.A.
      DE C.V.                              Banking...........................             17,000     $      411,984
                                                                                                     --------------

AUSTRALIA -- 1.7%
   Broken Hill Propriety Co.               Metals - Diversified..............             36,488            361,979
   National Australia Bank, Ltd.           Banking...........................             38,888            532,169
                                                                                                     --------------
                                                                                                            894,148
                                                                                                     --------------
BRAZIL -- 0.8%
   Centrais Eletricas Brasileiras S.A.
      Eletrobras ADR                       Electric Utilities................             20,000            421,786
                                                                                                     --------------

CANADA -- 1.2%
   Canadian Pacific, Ltd.                  Transportation....................             20,000            596,250
                                                                                                     --------------

FRANCE -- 7.7%
   Alcatel Alsthom                         Telecommunications................              4,500            540,513
   Compagnie Gen Des Eaux                  Service Company...................                 90             10,453
   Promodes                                Retail-Grocery....................              1,500            486,151
   Rhone Poulenc                           Chemicals.........................             11,693            507,514
   Schlumberger, Ltd.                      Exploration Services..............             10,000            875,000
   SGS-Thomson Microelectronics N.V.*      Electronics.......................              8,500            605,625
   Societe Generale                        Banking & Financial Services......                134             18,269
   Total S.A. (B Shares)                   Oil & Gas Exploration.............              8,000            883,596
                                                                                                     --------------
                                                                                                          3,927,121
                                                                                                     --------------
GERMANY -- 8.8%
   Adidas AG                               Sportswear........................              7,000          1,016,841
   Deutsche Lufthansa AG                   Airlines..........................             35,000            613,751
   Mannesmann AG                           Machinery Manufacturer............              2,000            844,956
   SAP ADR                                 Computers & Software..............             14,200          1,410,761
   Volkswagen AG                           Automobile Manufacturer...........              1,000            592,048
                                                                                                     --------------
                                                                                                          4,478,357
                                                                                                     --------------
HONG KONG -- 5.7%
   Cheung Kong Holdings, Ltd.              Real Estate.......................             52,000            361,134
   China Resources Enterprise, Ltd.        Real Estate.......................            100,000            273,919
   Citic Pacific, Ltd.                     Holding Company...................             90,000            430,260
   HSBC Holdings                           Financial Services................             42,125            952,500

                       See notes to financial statements.

1838 INTERNATIONAL EQUITY FUND
SCHEDULE OF NET ASSETS--CONTINUED                               OCTOBER 31, 1997
--------------------------------------------------------------------------------

                                                                                                          Value
                                                                                          Shares         (Note 2)
                                                                                          ------         --------

   Huaneng Power Intl., Inc. ADR*          Electric Utilities................             22,000     $      484,000
   Hutchinson Whampoa, Ltd.                Diversified.......................             56,000            387,105
                                                                                                     --------------
                                                                                                          2,888,918
                                                                                                     --------------
INDIA -- 0.7%
   Videsh Sanchar Nigam Ltd.               Telecommunications................             25,000            345,000
                                                                                                     --------------

INDONESIA -- 0.3%
   PT Bank Intl. Indonesia                 Banking...........................                420                 24
   Telekomunik Indonesia ADR               Telecommunications................              7,500            145,781
                                                                                                     --------------
                                                                                                            145,805
                                                                                                     --------------
ITALY -- 4.3%
   ENI                                     Oil Refining......................             10,000            563,750
   Gucci Group                             Apparel...........................             15,000            545,625
   Telecom Italia Mobile Spa               Telecommunications................            300,000          1,109,760
                                                                                                     --------------
                                                                                                          2,219,135
                                                                                                     --------------
JAPAN -- 21.8%
   Advantest Corporation                   Electronics.......................              6,300            522,180
   Autobacs Seven Co., Ltd.                Auto Parts Distributor............             10,000            522,305
   Fuji Bank, Ltd.                         Banking...........................             50,000            433,171
   Fujitsu, Ltd.                           Computer Manufacturer.............             45,000            494,815
   Honda Motor Co.                         Automobile Manufacturer...........             16,000            539,798
   Hoya Corp.                              Glass Manufacturer................             13,000            452,664
   Ibiden Company, Ltd.                    Electronics.......................             56,000            932,984
   Mitsubishi Estate Co., Ltd.             Real Estate.......................             45,000            569,787
   Mitsui & Co., Ltd.                      Diversified - Wholesale...........             50,000            380,274
   Nippondenso Company, Ltd.               Electronics.......................             36,000            779,708
   Promise Company, Ltd.                   Financial Services................             18,100          1,061,469
   Ricoh Company, Ltd.                     Office Equipment..................             47,000            606,856
   Rohm Company Ltd.                       Electronics.......................              5,000            495,648
   Secom Company, Ltd.                     Securities Services...............              7,000            453,664
   Sony Corp.                              Electronics.......................             12,000            998,626
   Takeda Chemicals Industries             Pharmaceuticals...................             44,000          1,202,217
   TDK Corp.                               Electronic Components.............              8,000            665,084
                                                                                                     --------------
                                                                                                         11,111,250
                                                                                                     --------------
KOREA -- 1.0%
   Korea Mobile Telecom ADR                Communications....................             18,540            101,970
   Pohang Iron & Steel Company, Ltd. ADR   Iron & Steel Manufacturer.........             20,000            325,000
   Samsung Electronics GDR*                Electronics.......................             10,000            101,850
                                                                                                     --------------
                                                                                                            528,820
                                                                                                     --------------

                       See notes to financial statements.

1838 INTERNATIONAL EQUITY FUND
SCHEDULE OF NET ASSETS--CONTINUED                               OCTOBER 31, 1997
--------------------------------------------------------------------------------

                                                                                                          Value
                                                                                          Shares         (Note 2)
                                                                                          ------         --------
MALAYSIA -- 0.2%
   Malayan Banking Berhad                  Banking...........................             33,000     $      124,539
                                                                                                     --------------

MEXICO -- 1.9%
   Grupo Financiero Inbursa, S.A. de C.V.  Financial Services................            100,000            347,255
   TV Azteca, S.A. de C.V.                 Television Broadcasting...........              1,000             19,125
   Vitro S.A.*                             Glass Products....................             50,000            596,875
                                                                                                     --------------
                                                                                                            963,255
                                                                                                     --------------
NETHERLANDS -- 8.0%
   Aegon N.V.                              Insurance.........................             10,307            809,533
   Akzo N.V.                               Chemicals.........................              4,000            702,464
   ASM Lithography Holdings N.V.*          Electronics.......................              8,000            579,055
   ING Groep, N.V.                         Financial Services................             17,693            740,236
   Koninklijke Ahold N.V.                  Retail Food Distributor...........             24,909            635,512
   Philips Electronics N.V.                Electronics.......................              7,700            603,489
                                                                                                     --------------
                                                                                                          4,070,289
                                                                                                     --------------
PHILIPPINES -- 0.6%
   Ionics Circuit Inc.                     Electronics.......................            375,000            219,685
   Pilipino Telephone Corp.                Telecommunications................            500,000            108,696
                                                                                                     --------------
                                                                                                            328,381
                                                                                                     --------------
SINGAPORE -- 1.2%
   Singapore Press Holdings                Publishing........................             26,000            356,615
   United O/S Bank                         Banking...........................             43,000            236,458
                                                                                                     --------------
                                                                                                            593,073
                                                                                                     --------------
SPAIN -- 3.6%
   Banco Santander S.A.                    Banking...........................             41,700          1,164,327
   Telefonica de Espana ADR                Telecommunication Equipment.......              8,000            658,000
                                                                                                     --------------
                                                                                                          1,822,327
                                                                                                     --------------
SWEDEN -- 2.3%
   Atlas Copco AB (A Shares)               Machinery Manufacturer............             20,000            585,021
   Telefonaktiebolaget LM Ericsson ADR     Telecommunication Equipment.......             13,500            597,375
                                                                                                     --------------
                                                                                                          1,182,396
                                                                                                     --------------
SWITZERLAND -- 7.5%
   Adecco SA                               Business Services.................              1,500            473,371
   Ciba Specialty Chemicals AG*            Chemicals.........................              6,000            585,065
   Nestle S.A. ADR                         Food Processing...................             11,300            798,307
   Novartis AG (Bearer Shares)             Pharmacueticals...................                426            667,051
   Novartis AG (Regular Shares)            Pharmaceuticals...................                300            466,563
   Zurich Versicherungsgesellschaft ADR*   Insurance.........................             10,000            827,851
                                                                                                     --------------
                                                                                                          3,818,208
                                                                                                     --------------

                       See notes to financial statements.

1838 INTERNATIONAL EQUITY FUND
SCHEDULE OF NET ASSETS--CONTINUED                               OCTOBER 31, 1997
--------------------------------------------------------------------------------

                                                                                                          Value
                                                                                          Shares         (Note 2)
                                                                                          ------         --------
UNITED KINGDOM -- 16.1%
   British Aerospace plc                   Aerospace.........................             43,000     $    1,135,849
   Carlton Communications plc ADR          Broadcasting......................             15,000            631,875
   Glaxo Wellcome plc                      Pharmaceuticals...................             18,000            770,625
   Kingfisher plc                          Retail Department Stores..........             55,000            787,945
   Lloyds TSB Group plc                    Banking...........................             85,209          1,059,955
   Prudential Corp. plc                    Insurance.........................             85,000            902,655
   Reed Intl. plc                          Publishing........................             66,000            649,641
   Siebe plc                               Machinery Manufacturer............             30,000            573,552
   Smithkline Beecham plc                  Pharmaceuticals...................            111,246          1,049,491
   Vodafone Group plc ADR                  Telecommunications................             12,000            658,500
                                                                                                     --------------
                                                                                                          8,220,088
                                                                                                     --------------
         TOTAL COMMON STOCK
           (COST $44,127,912)..........................................................                  49,091,130
                                                                                                     --------------

COMMERCIAL PAPER -- 3.7%
                                                                                           Par
                                                                                           ---

   American Express Credit Corp., 5.60%, 11/03/97 (COST $1,899,000)..........         $1,899,000          1,899,000
                                                                                                     --------------



TOTAL INVESTMENTS (COST $46,026,912)+--99.9%............................................             $   50,990,130

OTHER ASSETS AND LIABILITIES, NET -- 0.1%...............................................                     55,468
                                                                                                     --------------

NET ASSETS -- 100.0%....................................................................             $   51,045,598
                                                                                                     ==============

*    Non-income producing security.
+ Also the cost for Federal income tax purposes. At October 31, 1997, net unrealized appreciation was $4,963,218. This consisted of aggregate gross unrealized appreciation in which there was an excess of market value over tax cost of $8,649,065, and aggregate gross unrealized depreciation for all securities in which there was an excess of tax cost over market value of $3,685,847.
ADR - American Depository Receipt
GDR - Global Depository Receipt

                       See notes to financial statements.

1838 SMALL CAP EQUITY FUND
--------------------------------------------------------------------------------

                                                               December 10, 1997

TO THE SHAREHOLDER:

The North American equities markets demonstrated continued strength during the 1838 Small Cap Equity Fund's fiscal year, November 1, 1996 through October 31, 1997. During the first half of the year, the Fund outperformed the small cap Russell 2000 Index by a healthy margin in an environment which was highlighted by substantial volatility. During the second half of the year, the Fund performed in line with the Index with a backdrop of generally steady appreciation. For the entire fiscal year, the Fund's return was 37.81%, while the Index appreciated 29.34%. The strong relative and absolute returns for the year illustrate the general characteristics of the value style which the 1838 Small Cap Equity Fund utilizes. The fund's aim is to capture the essence of a small cap appreciation phase, and then to hold on to those gains better than other small cap managers during periods of corrections or consolidations. This is accomplished by adhering to the disciplined investment process explained below.


In the printed version there appears a line chart with the following plot points depicted:

                                   6/17/96  10/31/96  10/31/97
                                   -------  --------  --------
1838 Small Cap Equity Fund         10,000    9,570     13,197
Russell 2000 Index                 10,000    9,682     12,521



* Includes all expenses and/or charges, and thus represents a "net return". The Fund's returns are higher due to the Investment Advisor's maintenance of expenses. The 1838 Small Cap Equity Fund commenced operations on June 17, 1996.

The Investment Process

The 1838 Small Cap Equity Fund follows a very disciplined investment process focused primarily upon a low price in relation to trailing 12 months' earnings (low P/E) screen. Accordingly, all stocks purchased for the Fund's portfolio will be small cap ($900 million of market float or less) and low P/E, defined as the lowest 40% of all stocks contained in the Compustat North American Database.

--------------
Past performance is not predictive of future results. Investment returns and principal values will fluctuate, so that, when redeemed, shares may be worth less than their original cost.

1838 SMALL CAP EQUITY FUND
--------------------------------------------------------------------------------

This small cap, low P/E investment style has been adopted because numerous studies have concluded that over the long-term for North American stocks, the smaller the company and the lower the P/E, the better the performance in aggregate. A Prudential Securities study updated through 1996 confirms that over the last 21 years, the return of the lowest P/E stocks in the small cap universe exceeded that of the highest valued stocks by 2.7 times.

In reviewing stocks for inclusion in the Fund's portfolio, other fundamental and quantitative measures are observed and judged important in assisting with the decision making process. The following analysis of the stocks in the Fund at the end of the October 1997 fiscal year leads us to conclude that the fundamental characteristics of the holdings in aggregate are stronger than those for the comparable small cap benchmark.

                                                                    Summary Characteristics*

                                               Average                                     Average        Average
                                               Market         Average      EPS Growth     Return on     Debt/Total
                                                Cap**        P/E Ratio       5 Year        Equity     Capitalization
                                                -----        ---------       ------        ------     --------------
1838 Small Cap Fund......................     $379MM           15.2x          22.5%         17.1%          34.1%
Russell 2000 Index.......................     $530MM           21.9x          14.1%         15.0%          37.2%

* This chart represents the characteristics of the Fund's portfolio at October 31, 1997.
** 1838 measures market float only (excluding closely held shares) only in calculating equity capitalization for the Fund's holdings.

A comparison with similar studies in recent years suggests that these premium fundamental characteristics tend to be consistently maintained.

During the 1838 Small Cap Equity Fund's 1997 fiscal year, five of the portfolio's top ten performing stocks were of companies operating in the financial sectors. The Fund's substantial weighting in that sector served it well throughout the period as it has over the last several years. In recent months, that sector has been de-emphasized on the margin based on historically high valuations. The portfolio at the end of the 1997 year continued to be well-diversified over a broad array of industry sectors. Fiscal 1997 was a successful period for the disciplined investment style employed by the 1838 Small Cap Equity Fund.

--------------
Past performance is not predictive of future results. Investment returns and principal values will fluctuate, so that, when redeemed, shares may be worth less than their original cost.

1838 SMALL CAP EQUITY FUND
--------------------------------------------------------------------------------

The Outlook

Early into fiscal 1998, investors seem distracted by the implications of ongoing volatility in various foreign exchange markets. As the presently unchallenged economic and political leader of the world community, the U.S. and its private sector remain well positioned to exploit opportunities as they presently exist. With inflation in control and growth continuing in the U.S. economy, we maintain a positive attitude. With some of the most obvious sectors having already demonstrated positive performance in the equities markets, it seems likely that stock selection will become of premier importance again. In such an environment, a highly-disciplined small cap style should accrue to the advantage of investors.

                                   Sincerely,



                                   /S/  Edwin B. Powell
                                        Vice President & Portfolio Manager

--------------
12/97. Shares of the 1838 Small Cap Equity Fund are distributed by Rodney Square Distributors, Inc.

Past performance is not predictive of future results. Investment returns and principal values will fluctuate, so that, when redeemed, shares may be worth less than their original cost.

1838 SMALL CAP EQUITY FUND
SCHEDULE OF NET ASSETS                                         OCTOBER 31, 1997
--------------------------------------------------------------------------------

                                                                                                          Value
                                                                                          Shares         (Note 2)
                                                                                          ------         --------
COMMON STOCK -- 95.8%
AGRICULTURE, FORESTRY & FISHERIES -- 1.1%
      Sylvan, Inc.*.............................................................          20,680     $      310,200
                                                                                                     --------------
FINANCE & INSURANCE -- 16.8%
   INSURANCE CARRIERS -- 13.5%
      Allmerica Financial Corp..................................................           6,000            281,250
      Capmac Holdings, Inc......................................................           9,550            286,500
      E.W. Blanch Holdings, Inc.................................................          10,770            360,795
      Enhance Financial Services Group, Inc.....................................           6,990            369,159
      Everest Re Holdings, Inc..................................................           5,625            211,641
      Executive Risk, Inc.......................................................           3,090            203,554
      FPIC Insurance Group, Inc.*...............................................           8,700            258,825
      Harleysville Group, Inc...................................................          15,000            382,500
      Life USA Holding, Inc.....................................................          18,900            311,850
      Penn Treaty American Corp.*...............................................           4,600            147,775
      Penncorp Financial Group, Inc.............................................           8,500            276,781
      State Auto Financial Corp.................................................          15,050            421,400
      The PMI Group, Inc........................................................           2,900            175,269
      W.R. Berkley Corp.........................................................           5,250            215,906
                                                                                                     --------------
                                                                                                          3,903,205
                                                                                                     --------------
   SAVINGS, CREDIT & OTHER FINANCIAL INSTITUTIONS -- 0.4%
      Long Island Bancorp, Inc..................................................           3,015            134,168
                                                                                                     --------------
   STATE & NATIONAL BANKS -- 2.9%
      Century Bancorp, Inc. (A Shares)..........................................           7,400            136,900
      Dime Community Banccorp, Inc.*............................................          17,100            361,238
      Riggs National Corp.......................................................           9,100            209,300
      United Security Bancorporation*...........................................           6,710            124,135
                                                                                                     --------------
                                                                                                            831,573
                                                                                                     --------------
         TOTAL FINANCE & INSURANCE.............................................................           4,868,946
                                                                                                     --------------
MANUFACTURING -- 47.4%
   BUILDER - 1.0%
      Toll Brothers, Inc.*......................................................          12,800            283,200
                                                                                                     --------------
   CHEMICALS & ALLIED PRODUCTS -- 2.6%
      General Chemical Group, Inc...............................................          15,385            451,934
      OM Group, Inc.............................................................           7,600            286,900
                                                                                                     --------------
                                                                                                            738,834
                                                                                                     --------------
   COMPUTER & OFFICE EQUIPMENT -- 0.4%
      Kentek Information Systems, Inc...........................................          14,800            117,475
                                                                                                     --------------

                       See notes to financial statements.

                                       10

1838 SMALL CAP EQUITY FUND
SCHEDULE OF NET ASSETS -- CONTINUED                             OCTOBER 31, 1997
--------------------------------------------------------------------------------
                                                                                                          Value
                                                                                          Shares         (Note 2)
                                                                                          ------         --------
   CONSUMER PRODUCTS -- 3.2%
      American Safety Razor Co.*................................................          10,630     $      175,395
      Block Drug Company, Inc.*.................................................           4,100            190,650
      Libbey, Inc...............................................................          10,415            389,261
      The First Years, Inc......................................................           7,030            175,750
                                                                                                     --------------
                                                                                                            931,056
                                                                                                     --------------
   FARM MACHINERY -- 0.6%
      CTB International Corp.*..................................................           9,700            166,112
                                                                                                     --------------
   FOOD & BEVERAGE -- 0.6%
      M & F Worldwide Corp......................................................          17,700            168,150
                                                                                                     --------------

   FURNITURE, FIXTURES & APPLIANCES -- 3.7%
      American Woodmark Corp....................................................           7,000            148,750
      Culp, Inc.................................................................           7,000            133,000
      Fedders Corp. (A Shares)..................................................          26,540            155,923
      Furniture Brands International, Inc.*.....................................          14,300            239,525
      Holophane Corp.*..........................................................          10,800            245,700
      Royal Appliance Manufacturing Co.*........................................          18,200            143,325
                                                                                                     --------------
                                                                                                          1,066,223
                                                                                                     --------------
   GAMES & TOYS -- 0.2%
      DSI Toys, Inc.*...........................................................          13,400             60,300
                                                                                                     --------------
   MISC. CONTAINERS -- 2.0%
      Greif Brothers Corp. (A Shares)...........................................             765             26,679
      Silgan Holdings, Inc......................................................           8,800            310,200
      US Can Corp.*.............................................................          15,165            244,536
                                                                                                     --------------
                                                                                                            581,415
                                                                                                     --------------
   MISC. ELECTRICAL MACHINERY, EQUIPMENT & SUPPLIES -- 6.6%
      AVX Corp..................................................................          15,000            423,750
      Belden, Inc...............................................................           7,600            260,300
      Burr-Brown Corp.*.........................................................          14,412            435,963
      General Cable Corp........................................................          15,300            495,338
      HMT Technology Corp.*.....................................................          17,600            297,000
                                                                                                     --------------
                                                                                                          1,912,351
                                                                                                     --------------
   MISC. FABRICATED METAL PRODUCTS -- 3.2%
      Coastcast Corp.*..........................................................          12,400            181,350
      Doncasters plc ADR*.......................................................           7,300            196,644
      Oregon Metallurgical Corp.*...............................................          11,700            274,219
      Wolverine Tube, Inc.*.....................................................           8,775            272,025
                                                                                                     --------------
                                                                                                            924,238
                                                                                                     --------------

                       See notes to financial statements.

                                       11

1838 SMALL CAP EQUITY FUND
SCHEDULE OF NET ASSETS -- CONTINUED                             OCTOBER 31, 1997
--------------------------------------------------------------------------------
                                                                                                          Value
                                                                                          Shares         (Note 2)
                                                                                          ------         --------
   MISC. INSTRUMENTATION -- 0.8%
      Fluke Corp................................................................          10,140     $      243,994
                                                                                                     --------------
   MISC. MANUFACTURING INDUSTRIES -- 1.1%
      Velcro Industries N.V.....................................................           3,180            303,690
                                                                                                     --------------
   PAPER & PAPER PRODUCTS -- 4.9%
      American Pad & Paper Co.*.................................................          13,825            176,269
      Buckeye Technology, Inc.*.................................................          12,490            518,335
      Paragon Trade Brands, Inc.*...............................................           7,300            139,156
      Schweitzer-Mauduit International, Inc.....................................           5,710            240,533
      Shorewood Packaging Corp..................................................          14,000            346,500
                                                                                                     --------------
                                                                                                          1,420,793
                                                                                                     --------------
   PRECISION INSTRUMENTS & MEDICAL SUPPLIES -- 4.2%

      Del Global Technologies Corp.*............................................          22,000            222,750
      Haemonetics Corp.*........................................................          13,200            199,650
      Hologic, Inc.*............................................................          11,600            297,250
      Marquette Medical Systems (A Shares)*.....................................          11,400            293,550
      OEC Medical Systems, Inc.*................................................          11,830            215,897
                                                                                                     --------------
                                                                                                          1,229,097
                                                                                                     --------------
   PRINTING & PUBLISHING -- 0.6%
      Journal Register Co.......................................................          10,200            177,863
                                                                                                     --------------
   RUBBER & PLASTICS -- 0.4%
      Channell Commercial Corp.*................................................           8,215            101,661
                                                                                                     --------------
   TELECOMMUNICATIONS EQUIPMENT -- 1.3%
      Oak Industries, Inc.*.....................................................          13,490            386,994
                                                                                                     --------------
   TEXTILES & APPAREL -- 2.7%
      Hirsch International Corp. (A Shares)*....................................           4,862             91,770
      Quaker Fabric Corp.*......................................................          10,300            196,344
      Quiksilver, Inc.*.........................................................           5,900            181,425
      Tropical Sportswear International*........................................          16,100            193,200
      Worldtex, Inc.*...........................................................          14,600            122,275
                                                                                                     --------------
                                                                                                            785,014
                                                                                                     --------------
   TRANSPORTATION -- 5.0%
      Alaska Air Group, Inc.*...................................................          12,100            403,838
      America West Holdings Corp.*..............................................          22,400            331,800
      Canadian National Railway Co..............................................           5,700            307,444
      Rollins Truck Leasing Corp................................................          23,700            394,012
                                                                                                     --------------
                                                                                                          1,437,094
                                                                                                     --------------

                       See notes to financial statements.

                                       12

1838 SMALL CAP EQUITY FUND
SCHEDULE OF NET ASSETS -- CONTINUED                             OCTOBER 31, 1997
--------------------------------------------------------------------------------

                                                                                                          Value
                                                                                          Shares         (Note 2)
                                                                                          ------         --------
TRANSPORTATION EQUIPMENT -- 2.3%
      Avondale Industries, Inc.*................................................          12,500     $      337,500
      Coachmen Industries, Inc..................................................          16,100            319,988
                                                                                                     --------------
                                                                                                            657,488
                                                                                                     --------------
         TOTAL MANUFACTURING...................................................................          13,693,042
                                                                                                     --------------
MINING -- 4.3%
   COAL -- 0.7%
      Zeigler Coal Holding Co...................................................          10,800            193,050
                                                                                                     --------------
   CRUDE PETROLEUM & NATURAL GAS -- 3.6%
      Belco Oil & Gas Corp.*....................................................           8,700            188,137
      Santa Fe International Corp...............................................           7,400            363,988
      Seacor Smit, Inc..........................................................           5,400            351,675
      Willbros Group, Inc.*.....................................................           7,900            154,050
                                                                                                     --------------
                                                                                                          1,057,850
                                                                                                     --------------
         TOTAL MINING..........................................................................           1,250,900
                                                                                                     --------------
REAL ESTATE INVESTMENT TRUSTS -- 3.4%
      Brandywine Realty Trust...................................................          10,000            234,375
      Burnham Pacific Properties, Inc...........................................          17,900            261,787
      Healthcare Realty Trust, Inc..............................................           9,400            261,437
      Pacific Gulf Properties, Inc..............................................           9,400            212,675
                                                                                                     --------------
         TOTAL REAL ESTATE INVESTMENT TRUSTS....................................................            970,274
                                                                                                     --------------
SERVICES -- 10.4%
   AMUSEMENT & RECREATION SERVICES -- 1.0%
      Harveys Casino Resorts....................................................          14,735            278,123
                                                                                                     --------------

   BUSINESS SERVICES -- 1.2%
      Layne Christensen Co......................................................          13,600            270,300
      Obie Media Corp.*.........................................................          10,300             79,825
                                                                                                     --------------
                                                                                                            350,125
                                                                                                     --------------
   COMPUTER SERVICES -- 2.8%
      Galileo International, Inc................................................          10,100            253,762
      The Learning Company, Inc.*...............................................          21,900            413,363
      Wall Data, Inc............................................................           9,000            147,375
                                                                                                     --------------
                                                                                                            814,500
                                                                                                     --------------
   MEDICAL & HEALTH SERVICES -- 4.8%
      Grancare, Inc.*...........................................................          17,600            198,000
      Integrated Health Services, Inc...........................................          15,300            485,775


                       See notes to financial statements.

                                       13

1838 SMALL CAP EQUITY FUND
SCHEDULE OF NET ASSETS -- CONTINUED                             OCTOBER 31, 1997
--------------------------------------------------------------------------------


                                                                                                          Value
                                                                                          Shares         (Note 2)
                                                                                          ------         --------

      Maxicare Health Plans, Inc.*..............................................          10,520     $      147,280
      Sun Healthcare Group, Inc.*...............................................          11,700            232,537
      Trigon Healthcare, Inc....................................................          12,700            310,356
                                                                                                     --------------
                                                                                                          1,373,948
                                                                                                     --------------
   PERSONAL SERVICES -- 0.6%
      CPI Corp..................................................................           7,100            184,600
                                                                                                     --------------

         TOTAL SERVICES........................................................................           3,001,296
                                                                                                     --------------
WHOLESALE & RETAIL TRADE -- 12.4%
   RETAIL STORES -- 4.9%
      Brylane, Inc.*............................................................           6,900            299,719
      Duckwall-Alco Stores, Inc.*...............................................           6,900            102,637
      Finlay Enterprises, Inc.*.................................................           9,300            195,300
      Little Switzerland, Inc.*.................................................          19,595            127,367
      Ruddick Corp..............................................................          24,035            375,547
      Zale Corp.*...............................................................          13,275            335,194
                                                                                                     --------------
                                                                                                          1,435,764
                                                                                                     --------------

   RETAIL BUILDING MATERIALS -- 1.5%
      Building Materials Holding Corp.*.........................................          23,815            297,688
      Cameron Ashley Building Products*.........................................           8,200            142,475
                                                                                                     --------------
                                                                                                            440,163
                                                                                                     --------------
   RESTAURANTS -- 0.7%
      O' Charley's, Inc.*.......................................................          11,000            203,500
                                                                                                     --------------

   WHOLESALE ELECTRONIC EQUIP. & COMPUTERS -- 2.3%
      Marshall Industries.*.....................................................           9,745            341,684
      Pioneer-Standard Electronics, Inc.........................................          19,700            322,588
                                                                                                     --------------
                                                                                                            664,272
                                                                                                     --------------
   WHOLESALE MISCELLANEOUS -- 3.0%
      Day Runner, Inc.*.........................................................           6,700            270,093
      Pameco Corp.*.............................................................           8,100            137,700
      Pilgrim's Pride Corp......................................................          10,000            131,250
      United Stationers, Inc.*..................................................           7,800            315,900
                                                                                                     --------------
                                                                                                            854,943
                                                                                                     --------------
         TOTAL WHOLESALE & RETAIL TRADE.........................................................          3,598,642
                                                                                                     --------------
         TOTAL COMMON STOCK (COST $23,997,784)..................................................         27,693,300
                                                                                                     --------------

                       See notes to financial statements.

                                       14

1838 SMALL CAP EQUITY FUND
SCHEDULE OF NET ASSETS -- CONTINUED                             OCTOBER 31, 1997
--------------------------------------------------------------------------------

                                                                                                         Value
                                                                                          Par           (Note 2)
                                                                                          ---           --------

MISCELLANEOUS ASSETS -- 4.4%
      Scudder Managed Cash Fund (COST $1,278,051)...............................      $1,278,051     $    1,278,051
                                                                                                     --------------
COMMERCIAL PAPER -- 1.2%
      American Express Credit Corp., 5.60%, 11/03/97 (COST $350,000)............         350,000            350,000
                                                                                                     --------------
TOTAL INVESTMENTS (COST $25,625,835)+ -- 101.4%.................................................     $   29,321,351

OTHER ASSETS AND LIABILITIES, NET -- (1.4)%.....................................................           (398,814)
                                                                                                     --------------
NET ASSETS -- 100.0%............................................................................     $   28,922,537
                                                                                                     ==============


*    Non-income producing security.

+ The cost for Federal income tax purposes was $25,541,736. At October 31,1997, net unrealized appreciation was $3,779,615. This consisted of aggregate gross unrealized appreciation in which there was an excess of market value over tax cost of $4,434,983, and aggregate gross unrealized depreciation for all securities in which there was an excess of tax cost over market value of $655,368

                       See notes to financial statements.

1838 FIXED INCOME FUND
--------------------------------------------------------------------------------

                                                               December 11, 1997

TO THE SHAREHOLDER:

Fixed Income Market Review

Interest rates declined over the past two months, mostly as a result of a flight to quality into the U.S. bond market. As the Southeast Asian markets fell, investors turned to dollar markets as a safe haven. In addition, inflation news continued to show positive results, with consumer prices averaging only a 2% rise over the past year, and prices at the producer level showing no increase. The overall U.S. economy still shows signs of strength, however, as evidenced by favorable indicators in the housing and jobs market. Although the Asian crisis is expected to have some negative impact on U.S. growth in the months ahead, the net effect will likely be a small decline in the rate of growth from 3+% to 2.5+%. The Federal Reserve could not have asked for more. As long as economic growth remains at or around the targeted 2.5% level, there will be no apparent need to raise interest rates, however, they will undoubtedly remain alert to any signs of wage pressures. With the unemployment rate touching a 24-year low at 4.6%, employers may find stretching employee productivity more and more challenging at current wage levels.

The 1838 Fixed Income Fund

Since its inception on 9/2/97, the unit value of the Fixed Income Fund has risen from $10.00 per share to $10.27 per share. This represents a total return of 2.70%, versus the Lehman Aggregate Index return of 2.65%.

Currently, the Fund is positioned for a continuation of the flight to quality. The Fund has an average duration of 5.13 years, versus 4.58 years for the Index. The weighting in corporate bonds has been increased as a result of better valuations stemming from the declining U.S. equity market. Also, the portfolio holds 36% in mortgage-backed securities due to favorable valuation.

Looking ahead, the duration of the Fund will likely be reduced as long-term interest rates approach 6%.

--------------
Past performance is not predictive of future results. Investment returns and principal values will fluctuate, so that, when redeemed, shares may be worth less than their original cost.

1838 FIXED INCOME FUND
--------------------------------------------------------------------------------

A summary of the Fund profile is as follows:

                                                1838 Fixed         Lehman
                                                Income Fund    Aggregate Index
                                                -----------    ---------------
Average Maturity..........................      11.57 years      8.43 years
Average Duration..........................      5.13 years       4.58 years
Average Quality...........................          AA1              AAA
Yield to Maturity.........................         6.73%            6.49%


                                         Sincerely,



                                         /s/  Marcia Zercoe
                                              Vice President & Portfolio Manager


--------------
12/97. Shares of the 1838 International Equity Fund are distributed by Rodney Square Distributors, Inc.

Past performance is not predictive of future results. Investment returns and principal values will fluctuate, so that, when redeemed, shares may be worth less than their original cost.

1838 FIXED INCOME FUND
SCHEDULE OF NET ASSETS                                         OCTOBER 31, 1997
--------------------------------------------------------------------------------

                                                                    Moody's/S&P      Principal          Value
                                                                      Rating*         Amount           (Note 2)
                                                                    -----------      ---------         --------
CORPORATE BONDS -- 38.5%
  ELECTRIC UTILITIES -- 7.5%
   Korea Electric Power Co., 7.00%, 10/01/02......................     A1/AA-      $   1,000,000    $    975,000
   Korea Electric Power Co., 7.00%, 02/01/27......................      A1/A+            600,000         569,250
   Utilicorp United Inc., 9.00%, 11/15/21.........................    Baa3/BBB           800,000         885,974
                                                                                                    ------------
                                                                                                       2,430,224
                                                                                                    ------------

  FINANCIAL -- 18.9%
   Associates Corp. of N.A., 6.50%, 10/15/02......................     Aa3/AA-         1,000,000       1,006,580
   Citicorp Capital II, Capital Securities, 8.015%, 02/15/27......     Aaa3/A-         1,125,000       1,186,875
   FBS Capital I, Capital Securities, 8.09%, 11/15/26.............     A2/BBB+           300,000         316,125
   Ford Motor Credit Global, 7.20%, 06/15/07......................      A1/A           1,000,000       1,041,800
   JPM Capital Trust II, Capital Securities, 7.95%, 02/01/27......     Aa2/AA-           625,000         655,469
   Keycorp Institutional Capital - A, 7.826%, 12/01/20............     A1/BBB            900,000         920,250
   Salomon, Inc., 6.75%, 02/15/03.................................    Baa1/BBB         1,000,000       1,010,790
                                                                                                    ------------
                                                                                                       6,137,889
                                                                                                    ------------

  FOREIGN -- 1.4%
   Republic of Indonesia, 7.75%, 08/01/06.........................    Baa3/BBB-          500,000         461,250
                                                                                                    ------------

  INDUSTRIAL & MISCELLANEOUS -- 7.2%
   Harcourt General Inc., 7.30%, 08/01/20.........................    Baa1/BBB+        1,000,000       1,002,500
   News America Holdings Inc., Gtd. Debs., 7.90%, 12/01/95........    Baa3/BBB-          925,000         926,156
   Societe Generale (NY), 7.40%, 06/01/20.........................      A1/A+            400,000         419,500
                                                                                                    ------------
                                                                                                       2,348,156
                                                                                                    ------------

  MANUFACTURING -- 3.1%
   Raytheon Co., 6.75%, 08/15/07..................................    Baa1/BBB         1,000,000       1,017,500
                                                                                                    ------------

  TRANSPORTATION -- 0.4%
   Union Pacific Co., Debs., 8.625%, 05/15/20.....................    Baa2/BBB           125,000         132,500
                                                                                                    ------------

         TOTAL CORPORATE BONDS (COST $12,383,158) ..............................................      12,527,519
                                                                                                    ------------

MORTGAGE BACKED SECURITIES -- 35.8%
   FHLMC, Ser. T-8, Class A6, 7.00%, 01/15/19.....................      NR/NR          1,000,000       1,015,900
   FHLMC Pool #C80340, 6.50%, 08/01/25............................      NR/NR             90,650          89,205
   FHLMC Pool #C80342, 6.50%, 09/01/20............................      NR/NR          1,033,607       1,017,134
   FHLMC Pool #G10557, 6.50%, 07/01/20............................      NR/NR          1,624,088       1,623,581
   FNMA Pool #250890, 7.00%, 04/01/04.............................      NR/NR          1,741,045       1,762,808
   FNMA Pool #313411, 7.00%, 03/01/04.............................      NR/NR            472,409         478,314
   FNMA Pool #303728, 6.00%, 01/01/20.............................      NR/NR          1,409,649       1,384,099


                       See notes to financial statements.

1838 FIXED INCOME FUND
SCHEDULE OF NET ASSETS  -- CONTINUED                            OCTOBER 31, 1997
--------------------------------------------------------------------------------

                                                                    Moody's/S&P      Principal          Value
                                                                      Rating*         Amount           (Note 2)
                                                                    -----------      ---------         --------
   GNMA Pool #780312, 6.00%, 01/15/20.............................      NR/NR      $   1,099,230    $  1,061,787
   GNMA Pool #417239, 7.00%, 02/15/20.............................      NR/NR          1,661,180       1,670,005
   GNMA Pool #2038, 8.50%, 07/20/20...............................      NR/NR             66,569          69,294
   GNMA Pool #780374, 7.50%, 12/15/20.............................      NR/NR          1,452,371       1,490,495
                                                                                                    ------------

         TOTAL MORTGAGE BACKED SECURITIES (COST $11,567,430) ...................................      11,662,622
                                                                                                    ------------


U.S. TREASURY OBLIGATIONS -- 24.7%
  U.S. TREASURY BONDS -- 1.6%
   U.S. Treasury Bonds, 7.25%, 08/12/22...........................      NR/NR             25,000          28,145
   U.S. Treasury Bonds, 6.25%, 08/15/23...........................      NR/NR            500,000         500,905
                                                                                                    ------------
                                                                                                         529,050
                                                                                                    ------------

  U.S. TREASURY NOTES -- 23.1%
   U.S. Treasury Inflation Index Note, 3.375%, 01/15/07...........      NR/NR            900,000         887,337
   U.S. Treasury Notes, 6.375%,  5/15/99..........................      NR/NR          1,200,000       1,212,744
   U.S. Treasury Notes, 5.625%, 11/30/00..........................      NR/NR          1,400,000       1,394,274
   U.S. Treasury Notes, 5.875%, 02/15/00..........................      NR/NR            850,000         852,873
   U.S. Treasury Notes, 6.25%, 04/30/01...........................      NR/NR          1,500,000       1,522,455
   U.S. Treasury Notes, 6.625%, 06/30/01..........................      NR/NR          1,000,000       1,027,070
   U.S. Treasury Notes, 5.875%, 06/30/20..........................      NR/NR            600,000         602,646
                                                                                                    ------------
                                                                                                       7,499,399
                                                                                                    ------------

         TOTAL U.S. TREASURY OBLIGATIONS (COST $7,977,389) .....................................       8,028,449
                                                                                                    ------------


MISCELLANEOUS ASSETS -- 1.9%
   Scudder Managed Cash Fund (COST $611,437)......................      NR/NR            611,437         611,437
                                                                                                    ------------


TOTAL INVESTMENTS (COST $32,539,414)+ -- 100.9%.................................................      32,830,027

OTHER ASSETS AND LIABILITIES, NET -- (0.9)%.....................................................        (292,858)
                                                                                                    ------------

NET ASSETS -- 100.0%............................................................................    $ 32,537,169
                                                                                                    ============

* Although certain securities are not rated (NR) by either Moody's or S&P, they have been determined to be of comparable quality to investment grade securities by the Portfolio Adviser. The Moody's/S&P rating for debt securities is not covered by the report of independent accountants.

+ The cost for federal income tax purposes. At October 31, 1997, net unrealized appreciation was $290,613. This consisted of aggregate gross unrealized appreciation for all securities in which there was an excess of market value over tax cost of $324,905 and aggregate gross unrealized depreciation for all securities in which there was an excess of tax cost over market value of $34,292.

                       See notes to financial statements.

1838 INVESTMENT ADVISORS FUNDS
STATEMENTS OF ASSETS AND LIABILITIES                            OCTOBER 31, 1997
--------------------------------------------------------------------------------

                                                           International Equity   Small Cap Equity        Fixed Income
                                                                   Fund                 Fund                  Fund
                                                           --------------------    ---------------       --------------
Assets:
Investments, at market (identified cost $46,026,912,
    $25,625,835, $32,539,414) (Note 2).....................   $   50,990,130       $    29,321,351       $   32,830,027
Receivables:
   Dividends and interest .................................          100,667                16,867              444,252
   Foreign taxes recoverable...............................           31,036                    --                   --
   Fund shares sold........................................            1,377                 2,832                   17
   Investment securities sold..............................               --                    --              734,851
Reimbursement due from adviser.............................               --                    --               27,100
Deferred organizational costs (Note 2).....................           71,119                    --                   --
Other assets...............................................              166                    --                   --
                                                              --------------       ---------------       --------------

   Total assets ...........................................       51,194,495            29,341,050           34,036,247
                                                              --------------       ---------------       --------------

Liabilities:
Payables:
   Due to Adviser .........................................           46,045                27,106                   --
   Accrued expenses (Note 4) ..............................           84,602                52,439               34,376
   Investment securities purchased.........................           18,250               338,968            1,010,790
   Overdraft payable.......................................               --                    --              453,912
                                                              --------------       ---------------       --------------
   Total liabilities ......................................          148,897               418,513            1,499,078
                                                              --------------       ---------------       --------------

Net Assets ................................................   $   51,045,598       $    28,922,537       $   32,537,169
                                                              ==============       ===============       ==============

Net Assets consist of:
Common Stock ..............................................   $        4,258       $         2,212       $        3,169
Additional capital paid in.................................       43,221,459            23,243,163           31,969,708
Undistributed net investment income (loss).................            1,262                    --              181,298
Accumulated realized gain (loss) on:
   Investments ............................................        2,853,031             1,981,646               92,381
   Foreign currency transactions...........................               --                    --                   --
Net unrealized appreciation on:
   Investments.............................................        4,963,218             3,695,516              290,613
   Translation of assets and liabilities in foreign
     currencies ...........................................            2,370                    --                   --
                                                              --------------       ---------------       --------------

Net Assets, for 4,257,803, 2,211,888, and 3,169,065 shares
    outstanding, respectively .............................   $   51,045,598       $    28,922,537       $   32,537,169
                                                              ==============       ===============       ==============

Net Asset Value, offering and redemption price per share...           $11.99(1)             $13.08(2)           $10.273(3)
                                                              ==============       ===============       ==============

1 $51,045,598 (divided by) 4,257,803 outstanding shares of beneficial interest, no par value
2 $28,922,537 (divided by) 2,211,888 outstanding shares of beneficial interest, no par value
3 $32,537,169 (divided by) 3,169,065 outstanding shares of beneficial interest, no par value

                       See notes to financial statements.

1838 INVESTMENT ADVISORS FUNDS
STATEMENTS OF OPERATIONS FOR THE PERIOD ENDED OCTOBER 31, 1997
--------------------------------------------------------------------------------

                                                            International Equity   Small Cap Equity       Fixed Income
                                                                    Fund                 Fund                 Fund++
                                                            --------------------   ----------------      --------------
Investment Income:
   Dividends...............................................   $      776,927       $       126,079       $       20,957
   Interest................................................           48,032                60,813              183,658
                                                              --------------       ---------------       --------------
                                                                     824,959               186,892              204,615
                                                              --------------       ---------------       --------------
   Less foreign taxes withheld.............................          (65,995)                   --                   --
                                                              --------------       ---------------       --------------
                                                                     758,964               186,892              204,615
                                                              --------------       ---------------       --------------
Expenses:
Investment advisory fee (Note 4) ..........................          372,918               142,555               15,545
Administration fee (Note 4)................................           58,580                42,416                3,974
Accounting fee (Note 4) ...................................           62,304                40,000                6,575
Custodian fees ............................................           49,457                21,107                1,000
Amortization of organizational expenses (Note 2) ..........           25,853                    --                   --
Legal .....................................................           37,269                 5,244               15,171
Audit .....................................................           16,125                15,025               10,000
Registration fees .........................................           13,180                17,508                3,966
Directors' fees and expenses (Note 4)......................           14,250                14,250                3,000
Transfer agency fees.......................................           23,180                19,819                3,000
Reports to shareholders ...................................           21,031                24,991                2,800
Other .....................................................           21,631                 7,046                  931
                                                              --------------       ---------------       --------------
Total expenses before fee waivers .........................          715,778               349,961               65,962
                                                              --------------       ---------------       --------------
      Advisory fee waived (Note 4).........................          (93,801)             (112,370)             (15,545)
      Reimbursement from Investment Advisor (Note 4).......               --                    --              (27,100)
                                                              --------------       ---------------       --------------
      Total expenses, net..................................          621,977               237,591               23,317
                                                              --------------       ---------------       --------------


   Net investment income (loss)............................          136,987               (50,699)             181,298
                                                              --------------       ---------------       --------------


 Realized gain on investments and foreign currency:
   Net realized gain (loss) on:
      Investments..........................................        3,183,377             2,095,990               92,381
      Foreign currency transactions........................         (126,955)                   --                   --
   Net unrealized appreciation during the period on:
      Investments..........................................        3,571,590             3,538,690              290,613
      Translation of assets and liabilities in
        foreign currencies.................................            8,250                    --                   --
                                                              --------------       ---------------       --------------
   Net gain on investments and foreign currency............        6,636,262             5,634,680              382,994
                                                              --------------       ---------------       --------------

Net increase in net assets resulting from operations ......   $    6,773,249       $     5,583,981       $      564,292
                                                              ==============       ===============       ==============

++   The Fixed Income Fund commenced operations on September 2, 1997.

                       See notes to financial statements.

1838 INVESTMENT ADVISORS FUNDS
STATEMENTS OF CHANGES IN NET ASSETS                             OCTOBER 31, 1997
--------------------------------------------------------------------------------

                                                            International Equity   Small Cap Equity       Fixed Income
                                                                    Fund                 Fund+               Fund++
                                                            --------------------   ----------------      --------------
For the Period Ended October 31, 1997
Increase in Net Assets
Operations:
   Net investment income (loss) ...........................   $      136,987       $       (50,699)      $      181,298
   Net realized gain (loss) on:
      Investments .........................................        3,183,377             2,095,990               92,381
      Foreign currency transactions........................         (126,955)                   --                   --
                                                              --------------       ---------------       --------------
   Net unrealized appreciation during the period on:
      Investments .........................................        3,571,590             3,538,690              290,613
      Translation of assets and liabilities in foreign
        currencies.........................................            8,250                    --                   --
                                                              --------------       ---------------       --------------
Net increase in net assets resulting from operations.......        6,773,249             5,583,981              564,292
                                                              --------------       ---------------       --------------
   Distributions to shareholders from:
   Net investment income ($0.04, $0, and $0 per share,
      respectively) .......................................         (148,857)                   --                   --
   Net realized gain ($0, $0.09 and $0 per share,
      respectively) .......................................               --               (67,511)                  --
                                                              --------------       ---------------       --------------
Total Distributions........................................         (148,857)              (67,511)                  --
                                                              --------------       ---------------       --------------
Increase in net assets from Fund share transactions
  (Note 5).................................................        3,212,276            17,978,416           31,972,877
                                                              --------------       ---------------       --------------


Increase in net assets ....................................        9,836,668            23,494,886           32,537,169
Net Assets:
   Beginning of period  ...................................       41,208,930             5,427,651                   --
                                                              --------------       ---------------       --------------
   End of period...........................................   $   51,045,598       $    28,922,537       $   32,537,169
                                                              ==============       ===============       ==============

For the Period Ended October 31, 1996
Increase in Net Assets
Operations:
   Net investment income (loss)  ..........................   $      204,643       $        (8,741)      $           --
   Net realized loss on:
      Investments .........................................         (306,807)              (46,833)                  --
      Foreign currency transactions........................          (63,127)                   --                   --
Net unrealized appreciation (depreciation) during the
  period on:
      Investments .........................................        2,071,153               156,826                   --
      Translation of assets and liabilities in foreign
        currencies.........................................           (5,836)                   --                   --
                                                              --------------       ---------------       --------------
Net increase in net assets resulting from operations.......        1,900,026               101,252                   --
                                                              --------------       ---------------       --------------
   Distribution to shareholders from:
   Net investment income ($0.04, $0 and $0 per share,
      respectively) .......................................          (78,685)                   --                   --
                                                              --------------       ---------------       --------------
Increase in net assets from Fund share transactions
  (Note 5).................................................       22,623,847             5,326,399                   --
                                                              --------------       ---------------       --------------

Increase in net assets ....................................       24,445,188             5,427,651                   --

Net Assets:
   Beginning of period.....................................       16,763,742                    --                   --
                                                              --------------       ---------------       --------------

   End of period ..........................................   $   41,208,930       $     5,427,651       $           --
                                                              ==============       ===============       ==============

+ The Small Cap Equity Fund commenced operations on June 17, 1996. ++ The Fixed Income Fund commenced operations on September 2, 1997.

                       See notes to financial statements.

1838 INVESTMENT ADVISORS FUNDS
FINANCIAL HIGHLIGHTS
-------------------------------------------------------------------------------

The following tables include selected data for a share outstanding throughout each fiscal year or period and other performance information derived from the financial statements. They should be read in conjunction with the financial statements and notes thereto.

INTERNATIONAL EQUITY FUND

                                                     For the Fiscal Years or Period Ended October 31,
                                                    --------------------------------------------------
                                                             1997           1996             1995+
                                                    --------------------------------------------------
Net Asset Value - Beginning of Period ............          $10.44          $9.61           $10.00
                                                          --------       --------          -------
Investment Operations:
   Net investment income .........................            0.02           0.07             0.02
   Net realized and unrealized gain (loss) on
      investment and foreign currency transactions            1.57           0.80            (0.41)
                                                          --------       --------          -------
         Total from investment operations ........            1.59           0.87            (0.39)
                                                          --------       --------          -------
Distributions:
   From net investment income ....................           (0.04)         (0.04)             --
                                                          --------       --------          -------
Net Asset Value - End of Period ..................          $11.99         $10.44            $9.61
                                                          ========       ========          =======

Total Return .....................................           15.23%          9.11%           (3.90)%***
Ratios (to average net assets)/Supplemental Data:
      Expenses1 ..................................            1.25%          1.25%            1.25%*
      Net investment income ......................            0.28%          0.70%            1.02%*
Portfolio turnover rate ..........................           92.33%         59.11%           42.21%*
Average commission rate paid .....................         $0.0308        $0.0211              --
Net assets at end of period (000's omitted) ......         $51,046        $41,209          $16,764


SMALL CAP EQUITY FUND

                                              For the Fiscal Year or Period Ended October 31,
                                              -----------------------------------------------
                                                             1997           1996+
                                              -----------------------------------------------
Net Asset Value - Beginning of Period ............           $9.57         $10.00
                                                           -------        -------
Investment Operations:
   Net investment income (loss) ..................           (0.02)         (0.02)
   Net realized and unrealized gain (loss) on
      investment and foreign currency transactions            3.62          (0.41)
                                                           -------        -------
         Total from investment operations ........            3.60          (0.43)
                                                           -------        -------
Distributions:
   From net realized gains .......................           (0.09)           --
                                                           -------        -------
Net Asset Value - End of Period ..................          $13.08          $9.57
                                                           =======        =======

Total Return .....................................           37.81%         (4.30)%***
Ratios (to average net assets)/Supplemental Data:
      Expenses2 ..................................            1.25%          1.25%*
      Net investment income ......................           (0.27)%        (0.52)%*
Portfolio turnover rate ..........................           67.66%         94.38%*
Average commission rate paid .....................         $0.0595        $0.0512
Net assets at end of period (000's omitted) ......         $28,923         $5,428

                       See notes to financial statements.

1838 INVESTMENT ADVISORS FUNDS
FINANCIAL HIGHLIGHTS--CONTINUED
--------------------------------------------------------------------------------

FIXED INCOME FUND
                                                               For the Period
                                                                   ended
                                                              October 31, 1997+
                                                              -----------------
Net Asset Value - Beginning of Period ......................      $10.00
                                                                  ------
Investment Operations:
   Net investment income ...................................        0.06
   Net realized and unrealized gain on
      investment ...........................................        0.21
                                                                  ------
         Total from investment operations ..................        0.27
                                                                  ------
Net Asset Value - End of Period ............................      $10.27
                                                                  ======
Total Return ...............................................        2.70%***
Ratios (to average net assets)/Supplemental Data:
      Expenses3 ............................................        0.75%*
      Net investment income ................................        5.83%*
Portfolio turnover rate ....................................       39.12%**
Net assets at end of period (000's omitted) ................     $32,537

*    Annualized.

**   Not annualized.

***  The total return has not been annualized.

+ The International Equity Fund commenced operations on August 3, 1995. The Small Cap Equity Fund commenced operations on June 17, 1996. The Fixed Income Fund commenced operations on September 2, 1997.

1 Without waivers the annualized ratio of expenses to average daily net assets would have been 1.44%, 1.80% and 2.60% for the fiscal years ended October 31, 1997, 1996 and the period ended October 31, 1995, respectively.

2 Without waivers the annualized ratio of expenses to average daily net assets would have been 1.84% and 4.63% for the fiscal year ended October 31, 1997 and the period ended October 31, 1996, respectively.

3 Without waivers and reimbursements the annualized ratio of expenses to average daily net assets would have been 2.12% for the period ended October 31, 1997.

                       See notes to financial statements.

1838 INVESTMENT ADVISORS FUNDS
NOTES TO THE FINANCIAL STATEMENTS                               OCTOBER 31, 1997
--------------------------------------------------------------------------------

Note 1--Description of the Funds

The 1838 Investment Advisors Funds (the "Trust"), a diversified, open-end management investment company, was established as a series Delaware business trust on December 9, 1994, and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust's Agreement and Declaration of Trust permits the Trustees to issue an unlimited number of shares of beneficial interest. The Trust has established three series: the 1838 International Equity Fund, the 1838 Small Cap Equity Fund and the 1838 Fixed Income Fund (each a "Fund" and collectively, the "Funds"). The Investment objectives of each Fund are set forth below.

The 1838 International Equity Fund (the "International Equity Fund"), the first of the series currently offered by the Trust, commenced operations on August 3, 1995. The Fund's investment objective is capital appreciation, with a secondary objective of income. The Fund seeks to achieve its objective by investing in a diversified portfolio of equity securities of issuers located in countries other than the United States.

The 1838 Small Cap Equity Fund (the "Small Cap Equity Fund") commenced operations on June 17, 1996. The Fund's investment objective is long-term growth. The Fund seeks to achieve its objective by investing primarily in the common stock of domestic companies with relatively small market capitalization, those with a market value of $1 billion or less (small cap), which are believed to be undervalued and have good prospects for capital appreciation. The Fund will invest in small capitalization companies using a value approach.

The 1838 Fixed Income Fund (the "Fixed Income Fund") commenced operations on September 2, 1997. The Fund's investment objective is maximum current income, with a secondary objective of growth. The Fund seeks to achieve its objective by investing, under normal circumstances, at least 65% of its assets in a diversified portfolio of fixed income securities.

Note 2--Significant Accounting Policies

Security Valuation. Each Fund's securities, except investments with remaining maturities of 60 days or less, are valued at the last quoted sales price on the security's principal exchange on that day. If there are no sales of the relevant security on such day, the security will be valued at the mean between the closing bid and asked price on that day, if any. Debt securities having a maturity of 60 days or less are valued at amortized cost. Securities for which market quotations are not readily available and all other assets will be valued at their respective fair market value as determined in good faith by, or under procedures established by, the Board of Trustees. At October 31, 1997, there were no securities valued by the Board of Trustees.

Federal Income Taxes. Each Fund is treated as a separate entity and intends to continue to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986 and to distribute all of its taxable income to its shareholders. Therefore, no federal income or excise tax provision is required.

Dividends and Capital Gain Distributions. Distributions of net investment income and net realized gains are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for foreign currency transactions for the International Equity Fund and differing cost basis for securities sold for the Small Cap Equity Fund, since certain securities were transferred to the Fund at its inception. These distributions by each Fund will be made annually in

1838 INVESTMENT ADVISORS FUNDS
NOTES TO THE FINANCIAL STATEMENTS--CONTINUED                   OCTOBER 31, 1997
-------------------------------------------------------------------------------

Note 2--Significant Accounting Policies--continued

December. Additional distributions may be made by each Fund to the extent necessary.

Deferred Organizational Costs. Costs incurred by the International Equity Fund in connection with the initial registration and public offering of shares have been deferred and are being amortized on a straight-line basis over a five-year period beginning on the date that the Fund commenced operations.

Foreign Currency Translations. The books and records of the International Equity Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars on the following basis:

     (i) market value of investment securities, assets and liabilities at the daily rates of exchange, and

     (ii) purchases and sales of investment securities, dividend and interest income and certain expenses at the rates of exchange prevailing on the respective dates of such transactions.

The International Equity Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales and maturities of short-term securities, sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund's books, and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses at the end of the fiscal year arise from changes in the value of assets and liabilities, other than investments in securities, resulting from changes in exchange rates.

Forward Foreign Currency Exchange Contracts. In connection with portfolio purchases and sales of securities denominated in a foreign currency, the International Equity Fund may enter into forward foreign currency exchange contracts. Additionally, the International Equity Fund may enter into these contracts to hedge certain foreign currency assets. Foreign currency exchange contracts are recorded at market value. Certain risks may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts. Realized gains or losses arising from such transactions are included in net realized gain (loss) from foreign currency transactions.

Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Other. Investment security transactions are accounted for on a trade date basis. Each Fund uses the specific identification method for determining realized gain or loss on investments for both financial and federal income tax reporting purposes. Dividend income and distributions to shareholders are recorded on the ax-dividend date. Interest income is recorded on an accrual basis.

1838 INVESTMENT ADVISORS FUNDS
NOTES TO THE FINANCIAL STATEMENTS--CONTINUED                    OCTOBER 31, 1997
--------------------------------------------------------------------------------

Note 3--Purchases and Sales of Investment Securities

During the period ended October 31, 1997, purchases and sales of investment securities (excluding short-term investments) aggregated as follows:

                               International       Small Cap        Fixed Income
                                Equity Fund       Equity Fund            Fund
                               -------------      -----------       ------------
Purchases .............        $46,613,096        $28,770,272        $ 5,925,481
Sales .................         44,516,503         12,069,906          8,178,793

Note 4--Advisory Fee and Other Transactions with Affiliates

The Trust, on behalf of each Fund, employs 1838 Investment Advisors, L.P. (the "Investment Adviser"), a Delaware limited partnership and registered investment adviser under the 1940 Act, to furnish investment advisory services to the Funds pursuant to an Investment Advisory Agreement with the Trust. The Investment Adviser supervises the investments of the assets of each Fund in accordance with each Fund's investment objective, policies and restrictions.

The Trust pays the Investment Adviser a monthly fee at the following annual rates of each Fund's average daily net assets: 0.75% for the International Equity Fund, 0.75% for the Small Cap Equity Fund and 0.50% for the Fixed Income Fund. The Investment Adviser has voluntarily agreed to waive its advisory fee or reimburse each Fund monthly to the extent that the total operating expenses will exceed the following annual rates of each Fund's average daily net assets: 1.25% for the International Equity Fund, 1.25% for the Small Cap Equity Fund and 0.75% for the Fixed Income Fund. This undertaking may be rescinded at any time in the future.

The following table summarizes the advisory fees for the period ended October 31, 1997:

                                      Gross         Advisory Fee   Reimbursement
                                    Advisory Fee       Waiver      From Advisor
                                    ------------    ------------   -------------
International Equity Fund            $ 372,918       $ 93,801            --
Small Cap Equity Fund                  142,555        112,370            --
Fixed Income Fund                       15,545         15,545        $27,100

Rodney Square Management Corporation ("RSMC"), a wholly owned subsidiary of Wilmington Trust Company ("WTC"), serves as Administrator to the Trust pursuant to an Administration Agreement with the Trust on behalf of each Fund. As Administrator, RSMC is responsible for services such as financial reporting, compliance monitoring and corporate management. For the services provided, RSMC receives a monthly administration fee from the Trust at the annual rate of 0.15% of the average daily net assets of the Trust on the first $50 million; 0.10% of such assets in excess of $50 million to $100 million; plus 0.07% of such assets in excess of $ 100 million to $200 million; and 0.05% of such assets in excess of $200 million. Each series pays its pro-rata portion based upon total Trust assets. Such fees are subject to a minimum fee of $50,000 per year for one series and $15,000 minimum per year for each additional portfolio added to a series. For the period ended October 31,1997, RSMC's administration fees amounted to $58,580, $42,416 and $3,974, for the International Equity Fund, the Small Cap Equity Fund and the Fixed Income Fund, respectively. At October 31,1997, administration fees payable to RSMC amounted to $11,145, $5,687 and $3,981, for the International Equity Fund, the Small Cap Equity Fund, and the Fixed Income Fund, respectively.

1838 INVESTMENT ADVISORS FUNDS
NOTES TO THE FINANCIAL STATEMENTS--CONTINUED                    OCTOBER 31, 1997
--------------------------------------------------------------------------------

Note 4--Advisory Fee and Other Transactions with Affiliates--continued

Rodney Square Distributors, Inc. ("RSD"), a wholly owned subsidiary of WTC, has been engaged pursuant to a Distribution Agreement with the Trust to assist in securing purchasers for shares of each Fund. RSD also directly, or through its affiliates, provides investor support services. RSD receives no compensation for distribution of shares of the Funds, except for reimbursement of out-of-pocket expenses. There are no expenses payable to RSD by the Funds for the period ended October 31, 1997.

RSMC serves as Accounting Agent to the Funds. As Accounting Agent, RSMC determines each Fund's net asset value per share and provides accounting services to the Funds pursuant to an Accounting Services Agreement with the Trust. For the period ended October 31, 1997, Accounting service fees payable to RSMC amounted to $10,729, $6,685 and $6,575, for the International Equity Fund, the Small Cap Equity Fund and the Fixed Income Fund, respectively.

RSMC also serves as the Fund's transfer agent pursuant to a Transfer Agency Agreement with the Trust. For these services, RSMC receives a monthly fee computed on the basis of the number of shareholder accounts that the Transfer Agent maintains for each Fund during the month, and is reimbursed for out-of-pocket expenses. For the period ended October 31, 1997, Transfer Agent fees payable to RSMC amounted to $3,816, $3,911 and $3,000, for the International Equity Fund, the Small Cap Equity Fund and the Fixed Income Fund, respectively.

The Trustees of the Trust who are "interested persons" of the Trust, the Investment Adviser or its affiliates and all personnel of the Trust or the Investment Adviser performing services related to research, statistical and investment activities are paid by the Investment Adviser or its affiliates. There are no fees or expenses payable to the "noninterested" Trustees.

Note 5--Fund Share Transactions

At October 31, 1997, there were an unlimited number of shares of beneficial interest with a $0.001 par value, authorized. The following table summarizes the activity in shares of each Fund:

International Equity Fund

                                          For the Fiscal Year              For the Fiscal Year
                                         Ended October 31, 1997           Ended October 31, 1996
                                         ----------------------           ----------------------
                                        Shares             Amount          Shares        Amount
                                        ------             ------          ------        ------
Shares sold ....................        891,866      $ 10,719,953        2,653,604     $ 27,246,882
Shares issued to shareholders in
reinvestment of distributions ..         12,343           133,064            7,882           78,427
Shares redeemed ................       (592,270)       (7,640,741)        (460,886)      (4,701,462)
                                       --------      ------------        ---------     ------------
Net increase ...................        311,939      $  3,212,276        2,200,600     $ 22,623,847
                                                     ============                      ============
Shares outstanding:
Beginning of period ............      3,945,864                          1,745,264
                                      ---------                          ---------
End of period ..................      4,257,803                          3,945,864
                                      =========                          =========

1838 INVESTMENT ADVISORS FUNDS
NOTES TO THE FINANCIAL STATEMENTS--CONTINUED                   OCTOBER 31, 1997
-------------------------------------------------------------------------------

Small Cap Equity Fund

                                                                              For the Period June 17, 1996
                                           For the Fiscal Year                (Commencement of Operations)
                                          Ended October 31, 1997                Through October 31, 1996
                                          ----------------------              ----------------------------
                                           Shares           Amount               Shares           Amount
                                           ------           ------               ------           ------
Shares sold ....................         1,708,267       $ 18,663,076            596,571       $  5,598,237
Shares issued to shareholders in
reinvestment of distributions ..             6,771             67,511                  0                  0
Shares redeemed ................           (70,119)          (752,171)           (29,602)          (271,838)
                                         ---------       ------------            -------       ------------
Net increase ...................         1,644,919       $ 17,978,416            566,969       $  5,326,399
                                                         ============                          ============
Shares outstanding:
Beginning of period ............           566,969                                     0
                                         ---------                               -------
End of period ..................         2,211,888                               566,969
                                         =========                               =======

Fixed Income Fund
                                      For the Period September 2, 1997
                                        (Commencement of Operations)
                                          Through October 31, 1997
                                      --------------------------------
                                          Shares             Amount
                                          ------             ------
Shares sold ....................         3,209,597       $ 32,384,250

Shares issued to shareholders in
reinvestment of distributions ..                 0                  0
Shares redeemed ................           (40,532)          (411,373)
                                         ---------       ------------
Net increase ...................         3,169,065       $ 31,972,877
                                                         ============
Shares outstanding:

Beginning of period ............                 0
                                         ---------
End of period ..................         3,169,065
                                         =========
Note 6--Commitments

As of October 31, 1997, the International Equity Fund had no forward foreign currency exchange contracts.

1838 INVESTMENT ADVISORS FUNDS
REPORT OF INDEPENDENT ACCOUNTANTS                               OCTOBER 31, 1997
--------------------------------------------------------------------------------

To the Shareholders and Board of Trustees of the 1838 Investment Advisors Funds

We have audited the accompanying statements of assets and liabilities, including the schedules of net assets of the 1838 International Equity Fund, the 1838 Small Cap Equity Fund and the 1838 Fixed Income Fund, each a series of the 1838 Investment Advisors Funds, as of October 31, 1997 and the related statements of operations for the year or period then ended, and the statements of changes in net assets for each of the two years or periods then ended, and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1997, by correspondence with custodians and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the 1838 International Equity Fund, the 1838 Small Cap Equity Fund and the 1838 Fixed Income Fund as of October 31, 1997, the results of their operations for the year or period then ended, the changes in their net assets for each of the two years or periods then ended, and their financial highlights for the periods presented in conformity with generally accepted accounting principles.



COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 12, 1997

1838 INVESTMENT ADVISORS FUNDS
TAX INFORMATION (UNAUDITED)                                     OCTOBER 31, 1997
--------------------------------------------------------------------------------

The 1838 International Equity Fund recognizes $191,164 as foreign source income for the fiscal year ended October 31, 1997.

The 1838 Small Cap Equity Fund paid distributions of $0.089 per share from net long-term capital gains during the fiscal year ended October 31, 1997. Pursuant to section 852 of the Internal Revenue Code, the 1838 Small Cap Equity Fund designated $67,511 as capital gain distributions for the fiscal year ended October 31, 1997.

                               INVESTMENT ADVISER
--------------------------------------------------------------------------------

                         1838 INVESTMENT ADVISORS, L.P.
                          FIVE RADNOR CORPORATE CENTER
                                    SUITE 320
                               100 MATSONFORD ROAD
                                RADNOR, PA 19087

                                   UNDERWRITER
--------------------------------------------------------------------------------

                        RODNEY SQUARE DISTRIBUTORS, INC.
                               RODNEY SQUARE NORTH
                              1100 N. MARKET STREET
                              WILMINGTON, DE 19890


                              SHAREHOLDER SERVICES
--------------------------------------------------------------------------------

                      RODNEY SQUARE MANAGEMENT CORPORATION
                               RODNEY SQUARE NORTH
                              1100 N. MARKET STREET
                              WILMINGTON, DE 19890

                                   CUSTODIANS
--------------------------------------------------------------------------------

                              BANKERS TRUST COMPANY
                                 280 PARK AVENUE
                               NEW YORK, NY 10017

                            WILMINGTON TRUST COMPANY
                               RODNEY SQUARE NORTH
                              1100 N. MARKET STREET
                              WILMINGTON, DE 19890

                                  LEGAL COUNSEL
--------------------------------------------------------------------------------

                     STRADLEY, RONON, STEVENS & YOUNG L.L.P.
                            2600 ONE COMMERCE SQUARE
                             PHILADELPHIA, PA 19103

                                    AUDITORS
--------------------------------------------------------------------------------

                            COOPERS & LYBRAND L.L.P.
                             2400 ELEVEN PENN CENTER
                             PHILADELPHIA, PA 19103


ET06


                                      1838
                           INVESTMENT ADVISORS FUNDS

                           INTERNATIONAL EQUITY FUND

                             SMALL CAP EQUITY FUND

                               FIXED INCOME FUND


                                 ANNUAL REPORT

                                OCTOBER 31, 1997